Exhibit 4.2

GEOPARK LATIN AMERICA LIMITED AGENCIA EN CHILE

as Issuer

GEOPARK LATIN AMERICA LIMITED

as Intervening and Consenting Party

GEOPARK HOLDINGS LIMITED

as Guarantor

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee, Registrar, Paying Agent, Transfer Agent and Collateral Agent

and

DEUTSCHE BANK LUXEMBOURG S.A.

as European Paying Agent, Registrar and Transfer Agent

Indenture

Dated as of February 11, 2013

7.50% Senior Secured Notes due 2020

v

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Legend
EXHIBIT F	Regulation S Certificate
EXHIBIT G	Rule 144A Certificate

INDENTURE, dated as of February 11, 2013, among GeoPark Latin America Limited Agencia en Chile (the “Company”), an established branch, under the laws of Chile, of GeoPark Latin America Limited, an exempted company incorporated under the laws of Bermuda, as Issuer, GeoPark Latin America Limited, as intervening and consenting party, the Guarantor party hereto, Deutsche Bank Trust Company Americas, as Trustee, Registrar, Paying Agent, Transfer Agent and Collateral Agent, and Deutsche Bank Luxembourg S.A., as European Paying Agent, Registrar and Transfer Agent.

RECITALS

The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to US$300.0 million aggregate principal amount of the Company’s 7.50% Senior Secured Notes due 2020, and, if and when issued, any Additional Notes as provided herein (the “Notes”).  All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

GeoPark Latin America Limited, as intervening and consenting party hereto, has duly authenticated the execution and delivery of the Indenture.

In addition, the Guarantor party hereto has duly authorized the execution and delivery of the Indenture as guarantor of the Notes.  All things necessary to make the Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done, and the Guarantor has done all things necessary to make the Note Guaranty, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Guarantor as hereinafter provided.

THE INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Acknowledgment of Debt” means a deed evidencing an Intercompany Loan, to be construed and governed under the laws of Chile.

“Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or  becoming a Restricted Subsidiary.  Acquired Debt will be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company, Parent or a Restricted Subsidiary or at the time such Debt is assumed in connection with the acquisition of assets from such Person.

“Additional Amounts” has the meaning set forth in Section 4.22.

“Additional Assets” means:

(1)                       any property or assets (other than Indebtedness and Capital Stock) to be used by the Company, Parent or a Restricted Subsidiary engaged in a Permitted Business; or

(2)                         the Capital Stock of a Person engaged in a Permitted Business that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company, Parent or another Restricted Subsidiary.

“Additional Intercompany Loan” means one or more loans, made after the Issue Date, which together with the Initial Intercompany Loans, represent in the aggregate the principal amount of Notes (and any Additional Notes) issued, by the Company, a Guarantor, or Parent to a Restricted Subsidiary (other than a Subsidiary Guarantor), and which shall be subject to the terms of the relevant Acknowledgment of Debt.

“Additional Loan Pledge Agreement” means each pledge or other agreement granting a first priority security interest in an Additional Intercompany Loan or a Promissory Note entered into between the Company or Parent and the Collateral Agent after the Issue Date.

“Additional Share Pledge Agreement” means a pledge agreement substantially on the terms of the Initial Share Pledge Agreement, and entered into after the Issue Date pursuant to which the Company, Parent or a Restricted Subsidiary grants a first-priority perfected security interest in a Pledged

Subsidiary to the Collateral Agent in the pledged shares, as the same may be amended from time to time in accordance with its terms and the Indenture.

“Additional Notes” means any notes issued under the Indenture in addition to the Initial Notes, having the same terms in all respects as the Original Notes, or in all respects except with respect to the issuance price and interest paid or payable on or prior to the first interest payment date after the issuance of such Additional Notes, provided that if the Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Additional Notes will have a separate CUSIP number.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Transfer Agent, Paying Agent, Collateral Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Asset Sale” means any sale, lease, transfer or other disposition (including a Sale and Leaseback Transaction) of any assets by the Company, Parent or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of Parent or any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)                       a disposition to the Company, Parent or a Restricted Subsidiary, including the sale or issuance by the Company, Parent or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company, Parent or any Restricted Subsidiary;

(2)                       the disposition by the Company, Parent or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, (iv) rights granted to others pursuant to leases or licenses, or (v) any property, rights or assets upon expiration in accordance with the terms of any concession;

(3)                       the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(4)                       a transaction covered by Section 5.01 or any disposition that constitutes a Change of Control;

(5)                       a Restricted Payment permitted under Section 4.07 or a Permitted Investment;

(6)                       the issuance of Disqualified or Preferred Stock pursuant to Section 4.06

(7)                       the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims;

(8)                       the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(9)                       the farm-out pursuant to a Farm-Out Agreement, lease or sub-lease of developed or undeveloped crude oil or natural gas properties owned or held by the Company, Parent or any Restricted Subsidiary in exchange for crude oil and natural gas properties owned or held by another Person;

(10)                any Production Payments and Reserve Sales; provided that all such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services) will have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the oil and gas properties that are subject thereto;

(11)                the sale or other disposition (regardless of whether in the ordinary course of business) of oil and gas properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved or possible reserves; and

(12)                any disposition in a transaction or series of related transactions of assets with a fair market value of less than (x) US$5.0 million (or the equivalent in other currencies) or (y) 1% of Consolidated Tangible Assets.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Authorized Agent” has the meaning assigned to such term in Section 12.06(c).

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law to close in New York City, New York or Santiago, Chile.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with IFRS, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means:

(1)                       United States dollars, Chilean pesos or Colombian pesos or money in other currencies received in the ordinary course of business;

(2)                       U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition;

(3)                       (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of US$500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s;

(4)                       repurchase obligations with a term of not more than seven days for underlying securities of the type described in paragraphs (2) and (3) above entered into with any financial institution meeting the qualifications specified in paragraph (3) above;

(5)                       commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition;

(6)                       (i) marketable direct obligations issued or unconditionally guaranteed by Chile, (ii) time deposits or certificates of deposit in Chilean pesos, Colombian pesos or US dollars of a Chilean or Colombian bank (other than any affiliate of the Company or Parent, as the case may be), as the case may be, the commercial paper or other short-term unsecured debt obligations of which (or in the case of a bank that is the principal subsidiary of a holding company, the holding company) are rated the highest rating of any Chilean or Colombian bank, but in no event less than the short-term rating of A-2 by S&P or P-2 by Moody’s, and maturing within 90 days (unless the short-term rating is not less than A-1 by S&P or P-1 by Moody’s in which case maturing within one year from the date of acquisition thereof by the Company, Parent or a Restricted Subsidiary) (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank (other than any affiliate of the Company or Parent) meeting the qualifications described in clause (ii) above, or (iv) commercial paper of a Chilean or Colombian issuer (other than any affiliate of the Company or Parent) the long-term unsecured debt obligations of which are rated the highest rating of a Chilean or Colombian issuer, but in no event less than the equivalent short-term rating of A-2 by S&P or P-2 by Moody’s, and maturing within 90 days (unless the short-term rating is not less than A-1 by S&P or P-1 by Moody’s, in which case maturing within one year from the date of acquisition thereof by the Company, Parent or a Restricted Subsidiary);

(7)                       money market funds at least 95% of the assets of which consist of investments of the type described in paragraphs (1) through (6) above; or

(8)                       substantially similar investments of comparable credit quality to paragraph (1) through (7) above, denominated in the currency of any jurisdiction in which the Company, Parent or any Restricted Subsidiary conducts business, of issuers whose country’s credit rating is at least “BBB- “ (or the then equivalent grade) by S&P and the equivalent rating by Moody’s.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means:

(1)                       the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and its Restricted Subsidiaries, taken as a whole, to any Person, other than a Permitted Holder;

(2)                       Parent consolidates, amalgamates, or merges with or into, any Person, or any Person consolidates, amalgamates, or merges with or into Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance), (B) immediately after such transaction, the Permitted Holders are the beneficial owners, directly or indirectly in the aggregate, of at least 15% of the Voting Stock of the surviving or transferee Person, or (C) immediately after such transaction, no person other than a Permitted Holder is the beneficial owner, directly or indirectly in the aggregate, of more than 35% of the Voting Stock of the surviving or transferee “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act);

(3)                       the consummation of any transaction (including without limitation, any consolidation, amalgamation or merger) the result of which is that (x) any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)  (other than a Permitted Holder) becomes the “beneficial owner” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Parent, measured by voting power rather than number of shares;

(4)                       individuals who on the Issue Date constituted the Board of Directors of Parent, together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of Parent, respectively was approved by a majority of the directors of the Parent then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of Parent then in office; or

(5)                       the adoption of a plan relating to the liquidation or dissolution of Parent.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means the Share Collateral and the Intercompany Loan Collateral.

“Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as Collateral Agent under the Pledge Agreements, until a successor replaces it and, thereafter, means the successor.

“Company” or “Issuer” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Article 5.

“Company Order” means a written request or order signed in the name of the Company by an Officer.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of maturity of February 11, 2020.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Interest Charges” means, for any period, the sum of:

(1)                                 Interest Expense for such period; and

(2)                                 the product of

(x)                                 cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified or Preferred Stock of the Company, Parent or a Restricted Subsidiary, except for dividends payable in Parent’s Qualified Stock or paid to the Company, Parent or to a Restricted Subsidiary, and

(y)                                 a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company, Parent and the Restricted Subsidiaries.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company, Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in conformity with IFRS, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1)                       the net income (but not loss) of any Person that is not the Company or a Restricted Subsidiary, except to the extent of the lesser of

(x)                       the dividends or other distributions actually paid in cash to the Company, Parent or any of the Restricted Subsidiaries (subject to paragraph (3) below) by such Person during such period, and

(y)                       Parent’s pro rata share of such Person’s net income earned during such period;

(2)                       any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

(3)                       the net income (but not loss) of the Company or any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Company or such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or such Restricted Subsidiary;

(4)                       any net after-tax gains or losses attributable to Asset Sales or the extinguishment of Debt;

(5)                       any net after-tax extraordinary gains or losses; and

(6)                       the cumulative effect of a change in accounting principles.

In calculating the aggregate net income (or loss) of the Company, Parent and the Restricted Subsidiaries on a consolidated basis, income attributable to Unrestricted Subsidiaries will be excluded altogether.

“Consolidated Tangible Assets” means, for the Company, Parent and the Restricted Subsidiaries, at any time, the total consolidated assets of the Company, Parent and the Restricted Subsidiaries as set forth on the balance sheet as of the most recent fiscal quarter, less any assets that would be treated as intangible assets on such balance sheet in accordance with IFRS.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at Deutsche Bank Trust Company Americas, Trust and Securities Services, 60 Wall Street, 27th Floor,  MS: NYC60-2710,  New York, NY 10005, Attention: Corporates Team — GeoPark Latin America.

“Credit Facilities” means one or more credit facilities (including the Methanex Gas Prepayment Agreement) with banks or other lenders providing for revolving credit loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like.

“Debt” means, with respect to any Person, without duplication:

(1)                       all indebtedness of such Person for borrowed money;

(2)                       all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                       all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid in 10 Business Days;

(4)                       all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under IFRS, excluding trade payables arising in the ordinary course of business;

(5)                       all obligations of such Person as lessee under Capital Leases;

(6)                       all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7)                       all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(8)                       all obligations of such Person under Hedging Agreements.

The amount of Debt of any Person will be deemed to be:

(A)                     with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B)                     with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C)                     with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D)                     with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E)                      otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1)                       required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or

(2)                       convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions:

(A)                     are no more favorable to the Holders than Section 4.13 and Section 4.14, and

(B)                     specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by the Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with IFRS, together with all undertakings and obligations in connection therewith.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“EBITDA” means, for any period, the sum of:

(1)                       Consolidated Net Income, plus

(2)                       Consolidated Interest Charges, to the extent deducted in calculating Consolidated Net Income, plus

(3)                       to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company, Parent and the Restricted Subsidiaries in conformity with IFRS:

(A)                     income taxes, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses;

(B)                     depreciation, amortization and all other non-cash items (such as write-offs, impairments and share based payments) reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income;

(C)                     all non-recurring losses (and minus all non-recurring gains);

provided that, with respect to the Company and any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the Company’s and the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income, plus

(4)                       net after-tax losses attributable to Asset Sales, and net after-tax extraordinary losses, to the extent reducing Consolidated Net Income.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Equity Offering” means an offering for cash, after the Issue Date, of Qualified Stock of Parent or of any direct or indirect parent of Parent (to the extent the proceeds thereof are contributed to the common equity of Parent).

“European Paying Agent, Registrar and Transfer Agent” shall mean Deutsche Bank Luxembourg S.A., or in of its successors and assigns.

“European Paying Agent Corporate Trust Office” means the office of the European Paying Agent, Registrar and Transfer Agent at which the corporate trust business of the European Paying Agent, Registrar and Transfer Agent is principally administered, which at the date of the Indenture is located at Deutsche Bank Luxembourg S.A., 2, Boulevard Konrad Adenauer, L-1115 Luxembourg, Luxembourg, Attention Trust and Securities Services — CTAS.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.14.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“Fitch” means Fitch Inc. and its successors.

“GeoPark Chile” means GeoPark Chile S.A., a sociedad anónima incorporated under the laws of Chile.

“GeoPark Colombia” means GeoPark Colombia S.A., a sociedad anónima incorporated under the laws of Chile.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means GeoPark Holdings Limited and each Person that executes a supplemental Indenture in the form of Exhibit B to the Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Article 5, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) commodity futures agreements or other similar agreement designed to protect against fluctuations in the prices of commodities related to the Oil and Gas Business (including, without limitation, oil, gas and methanol).

“Holder” or “Noteholder” means the registered holder of any Note.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, natural gas liquids, and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IFRS” means International Financial Reporting Standards as adopted by the European Union as in effect from time to time.

“Immediate Family Member” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock.  If any Person becomes a Restricted Subsidiary on any date after the date of the Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.14.  The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Collateral” has the meaning assigned to such term in Section 11.02(d).

“Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant that is, in the judgment of Parent’s Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial Intercompany Loan” means one or more loans of the net proceeds of the Notes issued on the Issue Date made by the Company to the Initial Loan Recipients on the Issue Date and pursuant to which each Initial Loan Recipients, agree to make payments to the Company or Parent, as applicable, which shall be subject to the terms of the relevant Acknowledgement of Debt.

“Initial Intercompany Loan Collateral” has the meaning assigned to such term in Section 11.02(d).

“Initial Loan Pledge Agreement” means the Pledge Agreement (Contrato de Prenda sin Desplazamiento sobre Créditos), dated as of the Issue Date, among the Company, the Initial Loan Recipients and the Collateral Agent, granting a first-priority security interest in the Initial Intercompany Loans, as the same may be amended from time to time in accordance with its terms and the Indenture.

“Initial Loan Recipients” means each of GeoPark Fell SpA, a company incorporated under the laws of Chile, and GeoPark Llanos SAS, a company incorporated under the laws of Colombia.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.

“Initial Pagaré” has the meaning assigned to such term in Section 11.02(d).

“Initial Share Collateral” has the meaning assigned to such term in Section 11.02(d).

“Initial Share Pledge Agreement” means the Pledge Agreement (“Contrato de Prenda sin Desplazamiento Sobre Acciones “), dated as of the Issue Date, between the Company and the Collateral Agent pledging all current and future Equity Interests held by the Company in GeoPark Chile and GeoPark Colombia, as the same may be amended from time to time in accordance with its terms and the Indenture.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Additional Notes by the Company.

“Intercompany Loans” means, collectively, the Initial Intercompany Loans and any Additional Intercompany Loans.

“Intercompany Loan Collateral” means the Initial Intercompany Loan Collateral, Intercompany Loans pledged pursuant to Additional Loan Pledge Agreements and any rights in a Promissory Note required pursuant to Section 4.12(b)(v)(C)(2).

“Interest Coverage Ratio” means, on any date (the “transaction date”), the ratio for Parent of:

(x)                                 the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(y)                                 the aggregate Consolidated Interest Charges during such reference period.

In making the foregoing calculation,

(1)                                 pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

(2)                                 pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(3)                                 Consolidated Interest Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

(4)                                 pro forma effect will be given to:

(A)                               the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(B)                               the acquisition or disposition of companies, divisions or lines of businesses by the Company, Parent and the Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a  Restricted Subsidiary after the beginning of the reference period, and

(C)                               the discontinuation of any discontinued operations but, in the case of Consolidated Interest Charges, only to the extent that the obligations giving rise to the Consolidated Interest Charges will not be obligations of the Company, Parent or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period.  To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Interest Expense” means, for any period, the consolidated interest expense of Parent, the Company and the Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by Parent, the Company or the Restricted Subsidiaries, without duplication, (i) interest expense attributable to Sale and Leaseback Transactions, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) net costs associated with Hedging Agreements (including the amortization of fees), and (vii) any of the above expenses with respect to Debt of another Person Guaranteed by Parent, the Company or any of the Restricted Subsidiaries, as determined on a consolidated basis and in accordance with IFRS.

“Interest Payment Date” means each February 11 and August 11 of each year, commencing on August 11, 2013.

“Investment” means:

(1)                       any direct or indirect advance, loan or other extension of credit to another Person,

(2)                       any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3)                       any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person,

including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4)                       any Guarantee of any obligation of another Person.

If Parent, the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of Parent, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the Indenture, all remaining Investments of Parent, the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

“Investment Grade” means BBB- or higher by S&P, Baa3 or higher by Moody’s and BBB- or higher by Fitch, or the equivalent of such ratings by another Rating Agency.

“Issue Date” means the date on which the Initial Notes are originally issued under the Indenture.

“Latam Limited” means GeoPark Latin America Limited.

“Leverage Ratio” means, on any date (the “transaction date”), the ratio of:

(x)                                 Debt of Parent, the Company and the Restricted Subsidiaries to

(y)                                 the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”).

In making the foregoing calculation:

(1)                                 any Debt, Disqualified Stock or Preferred Stock to be repaid or redeemed on the transaction date will be excluded; and

(2)                                 pro forma effect will be given to:

(A)                               the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(B)                               the acquisition or disposition of companies, divisions or lines of businesses by Parent, the Company and the Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(C)                               the discontinuation of any discontinued operations

that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period.  To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Loan Pledge Agreement” means the Initial Loan Pledge Agreement and any Additional Loan Pledge Agreement.

“Loan Recipient” means, on any date, the Restricted Subsidiary debtors under all outstanding Intercompany Loans.

“LGI” means LG International Corp.

“LGI-Chile Shareholders’ Agreement” means the shareholders’ agreement entered into by GeoPark Chile S.A., the Company and LGI dated May 20, 2011.

“LGI-Colombia Shareholders’ Agreement” means the shareholders’ agreement entered into by GeoPark Colombia S.A., the Company and LGI dated December 18, 2012.

“LGI Debt” means Debt of any Restricted Subsidiary Incurred under the terms of the LGI-Colombia Shareholders’ Agreement, or any other agreement with LGI, due to LGI

“Methanex Gas Prepayment Agreement” means the Amended and Restated Gas Prepayment Agreement dated January 5, 2011, among the Company, Parent and Methanex Chile S.A., as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including, except in the case of Collateral, (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(1)                       brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2)                       provisions for taxes as a result of such Asset Sale without regard to the consolidated results of operations of Parent, the Company and the Restricted Subsidiaries;

(3)                       payments required to be made to holders of minority interests in the Company and Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4)                       appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Non-Recourse Debt” means Debt as to which none of Parent, the Company or any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Parent, the Company or any Restricted Subsidiary.

“Notes” has the meaning assigned to such term in the Recitals.

“Notes due 2015” means the US$133.0 million aggregate principal amount of secured notes issued by the Company pursuant to a private placement made under Regulation S and later assigned to GeoPark Fell SpA.

“Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to the Indenture.

“OECD Country” means any member country of the Organisation for Economic Co-operation and Development.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, Additional Amounts, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Memorandum” means the Preliminary Offering Memorandum dated January 25, 2013 and the Final Offering Memorandum dated February 4, 2013, in each case relating to the Notes.

“Offer to Purchase” has the meaning assigned to such term in Section 3.06.

“Officer” means, with respect to any Person, the chairman of the Board of Directors, the president or chief executive officer, any director, the principal financial officer, the principal legal officer, the treasurer or any assistant treasurer, the principal accounting officer, controller, or the secretary or any assistant secretary, of such Person, or any Person otherwise authorized to act as legal representative or attorney-in-fact on behalf of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by any Officer of such Person.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Oil and Gas Business” means:

(1)                                 the business of acquiring, exploring, exploiting, developing, producing, operating, transporting and disposing of interests in oil, natural gas, liquefied natural gas and other Hydrocarbon properties or products produced in association with any of the foregoing;

(2)                                 any business relating to oil and gas field sales and service; and

(3)                                 any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing paragraphs (1) through (3) of this definition.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company (except as otherwise provided in the Indenture), obtained at the expense of the Company, or the surviving or transferee Person or a Restricted Subsidiary, and who is reasonably acceptable to the Trustee.

“Parent” means GeoPark Holdings Limited and its successors.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permitted Debt” has the meaning assigned to such term in Section 4.06.

“Permitted Business” means the Oil and Gas Business.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements that permit one to share risks or costs of such activities or comply with regulatory requirements regarding local ownership, including without limitation, (a) ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests; (b) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and (c) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Collateral Liens” means: (1) Liens on the Collateral to secure Obligations in respect of the Notes (excluding any Additional Notes); and (2) Liens on the Collateral that rank pari passu with the Liens securing the Obligations in respect of the Notes and that secure Obligations in respect of Additional Notes permitted to be Incurred pursuant to the covenant described under Section 4.06.

“Permitted Holders” means Gerard E. O’Shaughnessy and James F. Park and their respective Immediate Family Members or the former spouses (including widows and widowers), heirs or lineal descendants of any of the foregoing and any Affiliate of the foregoing.

“Permitted Investments” means:

(1)                       any Investment in the Company, Parent or in a Restricted Subsidiary that is engaged in a Permitted Business;

(2)                       any Investment in Cash Equivalents;

(3)                       any Investment by the Company, Parent or any Subsidiary of Parent in a Person, if as a result of such Investment,

(A)                     such Person becomes a Restricted Subsidiary engaged in a Permitted Business, or

(B)                     such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company, Parent or a Restricted Subsidiary engaged in a Permitted Business;

(4)                       Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.14;

(5)                       Hedging Agreements otherwise permitted under the Indenture;

(7)                       (i) receivables owing to the Company, Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

(7)                       Permitted Business Investments;

(8)                       payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business, not in excess of US$1.0 million (or the equivalent in other currencies) outstanding at any time;

(9)                       extensions of credit to customers and suppliers in the ordinary course of the Oil and Gas Business; and

(10)                in addition to Investments listed above, other Investments not to exceed US$10.0 million (or the equivalent in other currencies).

“Permitted Liens” means:

(1)                       Liens existing on the Issue Date;

(2)                       Liens securing the Notes or any Note Guaranty;

(3)                       Liens securing Obligations under or with respect to Credit Facilities of the Company, Parent or any Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor, in the aggregate not to exceed the amount of Debt permitted under Section 4.06(b)(i);

(4)                       pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(5)                       Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(6)                       Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

(7)                       Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(8)                       survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company, Parent and the Restricted Subsidiaries;

(9)                       licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(10)                customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(11)                Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(12)                options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(13)                judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists as a result thereof;

(14)                Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred under Section 4.06(a) or Section 4.06(b)(ix) for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property (including, for the avoidance of doubt, improvements on property consisting of undeveloped land) and which attach within 180 days after the date of such purchase or the completion of construction or improvement;

(15)                Liens on property of a Person at the time such Person becomes a Restricted Subsidiary, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company, Parent or any Restricted Subsidiary;

(16)                Liens on property at the time the Company, Parent or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company, Parent or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company, Parent or any Restricted Subsidiary;

(17)                Liens securing Debt or other obligations of the Company, Parent or a Restricted Subsidiary to the Company, or a Restricted Subsidiary;

(18)                Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt for borrowed money that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Agreements;

(19)                any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary, to the extent such pledge constitutes an Investment permitted under Section 4.07;

(20)                [reserved];

(21)                extensions, renewals or replacements of any Liens referred to in paragraphs (1), (2), (14) or (15) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of Permitted Refinancing Debt, the amount secured by such Lien is not increased;

(22)                Liens in respect of Production Payments and Reserve Sales;

(23)                Liens on pipelines and pipeline facilities that arise by operation of law;

(24)                Liens arising under joint venture agreements, partnership agreements, oil and gas leases or subleases, assignments, purchase and sale agreements, division orders, contracts for the sale, purchasing, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, area of mutual interest agreements, licenses, sublicenses, net profits interests, participation agreements, Farm-Out Agreements, Farm-In Agreements, carried working interest, joint operating, unitization, royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties entered into in the ordinary course of business in a Permitted Business;

(25)                Liens reserved in oil and gas mineral leases for bonus, royalty or rental payments and for compliance with the terms of such leases;

(26)                Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of a Permitted Business for exploration, drilling, development, production, processing, transportation, marketing, storing, abandonment or operation; and

(27)                other Liens securing obligations in an aggregate amount not exceeding (x) US$25 million (or the equivalent in other currencies) or (y) 5.0% of Consolidated Tangible Assets.

“Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.06.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Pledge Agreements” means the Loan Pledge Agreement and the Share Pledge Agreement.

“Pledged Subsidiary” has the meaning assigned to such term in Section 4.12(e)(i).

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Production Payments and Reserve Sales” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Promissory Note” means a promissory note evidencing an Intercompany Loan, including in the form of a pagaré con carta de instrucciones.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agencies” means each of S&P, Moody’s and Fitch; provided, that if either S&P, Moody’s or Fitch shall cease issuing a rating on the Notes for reasons outside the control of the Company, Parent may select a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for S&P, Moody’s or Fitch, as the case may be.

“Reference Treasury Dealer” means Itau BBA USA Securities, Inc. and J.P. Morgan Securities LLC or any of their affiliates which are primary United States government securities dealers and not less than two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided that if any of the foregoing cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked price for the Comparable Treasury Issue

(expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 pm New York City time on the third Business Day preceding such redemption date.

“refinance” has the meaning assigned to such term in Section 4.06.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date means the January 28 or July 28 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Legend” means the legend set forth in Exhibit E.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit F hereto.

“Related Party Transaction” has the meaning assigned to such term in Section 4.15.

“Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in New York City, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect has been given to the Holders in accordance with the Indenture.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Subsidiary” means any Subsidiary of Parent (excluding Latam Limited) other than an Unrestricted Subsidiary.

“Reversion Date” has the meaning assigned to such term in Section 4.23.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit G hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Share Pledge Agreement” means the Initial Share Pledge Agreement and any Additional Share Pledge Agreements.

“Share Collateral” means all the Equity Interests pledged pursuant to the Initial Share Pledge Agreement and the Additional Share Pledge Agreements.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Pledge Agreements, and any instrument or document executed and delivered pursuant to Section 4.12 or Article 11 to secure the Obligations of the Company with respect to the Notes.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Company, Parent or any Guarantor which is subordinated in right of payment to the Notes, the Initial Intercompany Loan or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of Parent.

“Subsidiary Guarantor” means the Guarantors except for Parent.

“Suspended Covenants” has the meaning assigned to such term in Section 4.23.

“Suspension Period” has the meaning assigned to such term in Section 4.23.

“Taxes” has the meaning assigned to such term in Section 4.22.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor Trustee under the Indenture pursuant to Article 7.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means Servicios Southern Cross Limited and any Subsidiary of Parent that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.17.

“Volumetric Production Payment” means production payment obligations recorded as deferred revenue in accordance with IFRS, together with all related undertakings and obligations.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by Parent and one or more Wholly-Owned Restricted Subsidiaries (or a combination thereof).

Section 1.02.  Rules of Construction.  Unless the context otherwise requires or except as otherwise expressly provided,

(a)                   an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(b)                   “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(c)                    all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(d)                   references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(e)                    all references to principal, premium, if any, and interest in respect of the Notes will be deemed also to refer to any Additional Amounts which may be payable as set forth herein or in the Notes; and

(f)                     in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2
THE NOTES

Section 2.01.  Form, Dating and Denominations; Legends.  (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A.  The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture.  The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage.  Each Note will be dated the date of its authentication.  The Notes will be issuable in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

(b)                                 (i) Except as otherwise provided in clause (c) below, Section 2.10(b)(iii) or (c) or Section 2.09(b)(iv), each Initial Note or Additional Note will bear the Restricted Legend or a Regulation S Legend, as the case may be.

(ii)                        Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(iii)                     Initial Notes and Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11.

(iv)                    Initial Notes and Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(c)               If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend or the Regulation S Legend, as the case may be, is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend or the Regulation S Legend, as the case may be, and the Trustee will comply with such instruction.

(d)              By its acceptance of any Note bearing the Restricted Legend or a Regulation S Legend, as the case may be (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in the Indenture and in the Restricted Legend or in the Regulation S Legend, as the case may be, and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

Section 2.02.  Execution and Authentication; Additional Notes.  (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company.  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)                                 A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

(c)                                  At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication.  The Trustee will authenticate and deliver

(i)                           Notes for original issue in the aggregate principal amount not to exceed US$300,000,000.

(ii)                        Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company,

after the following conditions have been met:

(A)                               Receipt by the Trustee of a Company Order specifying

(1)                   the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(2)                   whether the Notes are to be Initial Notes or, Additional Notes,

(3)                   in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

(4)                   whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(5)                   other information the Company may determine to include or the Trustee may reasonably request.

(B)                               In the case of Additional Notes, if the Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Additional Notes have a separate CUSIP number.

(C)                               Receipt by the Trustee of an Officers’ Certificate in accordance with Sections 12.03 and 12.04.

(d)              The Initial Notes and any Additional Notes will be treated as a single class for all purposes under this Indenture and will vote together as one class on all matters with respect to the Notes.

Section 2.03.  Registrar, Paying Agent, Transfer Agent, Collateral Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.  (a) The Company may appoint one or more Registrars, one or more Transfer Agents and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent.  The Company may act as Registrar or (except for purposes of Article 8) Paying Agent.  In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.  The Company initially appoints the Trustee as Registrar, Paying Agent, Transfer Agent and Collateral Agent, and Deutsche Bank Luxembourg S.A., as European Paying Agent, Registrar and Transfer Agent.

(b)              The Company will at all times during the term of the Notes, while there is a European Paying Agent maintain a Paying Agent in a European Union jurisdiction which does not impose a withholding tax or deduction on payments in accordance with European Council Directive 2003/48/EC or any other European Union directive implementing the conclusions of the European Union Council of Economic and Finance (“ECOFIN”) council meeting of November 26-27, 2000 on the taxation of savings income.

(c)               The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04.  Replacement Notes.  In the event that any Note becomes mutilated, defaced, destroyed, lost or stolen, the Company will execute and, upon the Company’s request, the Trustee will authenticate and deliver a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, and bearing interest from the date to which interest has been paid on such Note, in exchange and substitution for such note (upon surrender and cancellation thereof) or in lieu of and substitution for such Note. In the event that such Note is destroyed, lost or stolen, the applicant for a substitute Note will furnish to the Company and the Trustee such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft of such Note, the applicant will also furnish to the Company and the Trustee satisfactory evidence of the destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substituted Note, the Company may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including the fees and expenses of the Trustee) connected therewith.

Section 2.05.  Outstanding Notes.  (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

(i)                                Notes cancelled by the Trustee or delivered to it for cancellation;

(ii)                             any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(iii)                          on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b)              A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand,  authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee knows to be so owned will be so disregarded).  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06.  Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes.  Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes.  If temporary Notes are issued,  the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes will be  exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so  exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

Section 2.07.  Cancellation.  The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered   hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold.  Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment.  The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or in accordance with the Company’s written instructions at the Company’s sole expense.  The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08.  CUSIP and CINS Numbers.  The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such  numbers either as printed on the Notes or as contained  in any notice of redemption or exchange or Offer to Purchase.  The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 2.09.  Registration, Transfer and Exchange.  (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b)              (i) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(ii)                   Each Global Note will be delivered to the Trustee as custodian for the Depositary.  Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in Section 2.09(b)(iv).

(iii)                Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iv)               If (x) the Depositary notifies the Company (a copy of such notice to be provided to the Trustee by the Company) that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Company will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Company and Trustee by the Depositary, and thereupon the Global Note will be deemed canceled.  If such Note does not bear the Restricted Legend or the Regulation S Legend, as the case may be, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend or the Regulation S Legend, as the case may be.  If such Note bears the Restricted Legend or the Regulation S Legend, as the case may be, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend or the Regulation S Legend, as the case may be.

(v)                  Except as provided in paragraph (iv) or if an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary to issue Certificated Notes, no owner of a beneficial interest in any Note shall be entitled to receive Certificated Notes in exchange for such beneficial interest.

(c)               Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d)              A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10.  The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x)                       no transfer or exchange will be effective until it is registered in such register and

(y)                       the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase.  Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate Additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to clause (b)(iv).

(e)               (i) Global Note to Global Note.  If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note.  Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(ii)                        Global Note to Certificated Note.  If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(iii)                     Certificated Note to Global Note.  If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(iv)                    Certificated Note to Certificated Note.  If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10.  Restrictions on Transfer and Exchange.  (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary.  The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)              Subject to clause (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the paragraph of this clause set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(i)
U.S. Global Note	Offshore Global Note	(ii)
U.S. Global Note	Certificated Note	(iii)
Offshore Global Note	U.S. Global Note	(iv)
Offshore Global Note	Offshore Global Note	(i)
Offshore Global Note	Certificated Note	(iii)
Certificated Note	U.S. Global Note	(iv)
Certificated Note	Offshore Global Note	(ii)
Certificated Note	Certificated Note	(iii)

(i)                           No certification is required.

(ii)                        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(iii)                     The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.  In the event that (A) the requested transfer or exchange takes place and a duly completed Regulation S Certificate is delivered to the Trustee or (B) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(iv)                    The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(c)               No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate.

Any Certificated Note delivered in reliance upon this clause will not bear the Restricted Legend.

(d)              The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein) in accordance with its document retention policy, and the Company will have the right to inspect and make copies thereof at any reasonable time upon reasonable prior written notice to the Trustee.

Section 2.11.  Offshore Global Notes.  Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Regulation S Legend.

ARTICLE 3
REDEMPTION; OFFER TO PURCHASE

Section 3.01.  Optional Redemption With a Make-Whole Premium. At any time prior to February 11, 2017, the Company will have the right, at its option, to redeem any of the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes plus, the greater of (1) 1.00% of the then outstanding principal amount of the Notes, and (2) the excess, if any, of: (a) the present value at such redemption date of (i) the redemption price of the Notes at February 11, 2017 (such redemption price being set forth in the table below under Section 3.02) plus (ii) all required interest payments thereon through February 11, 2017, (excluding accrued but unpaid interest to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as of such redemption date plus 50 basis points, over (b) the then outstanding principal amount of the Notes (the “Make-Whole Amount”), plus, in each case, any accrued and unpaid interest (including Additional Amounts, if any) on the principal amount of the Notes to the date of redemption.

Section 3.02. Optional Redemption Without a Make-Whole Premium. At any time and from time to time on or after February 11, 2017, the Company may, at its option, redeem all or part of the Notes upon not less than 45 days prior written notice to the Trustee and not less than 30 nor more than 60 days’ prior notice to the Holders of the Notes, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest thereon (including Additional Amounts), if any, to the applicable redemption date, if redeemed during the 12 month period beginning on February 11 of the years indicated below:

Year	Percentage
2017	103.750%
2018	101.875%
2019 and after	100.000%

Section 3.03.  Redemption With Proceeds of Equity Offerings.  At any time prior to February 11, 2016, the Company may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes) at a redemption price of 107.50% of the principal amount thereof, plus accrued and unpaid interest (including Additional

Amounts, if any) to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(a)              Notes in an aggregate principal amount equal to at least 65% of the aggregate principal amount of Notes issued on the first Issue Date remain outstanding immediately after the occurrence of such redemption; and

(b)              the redemption must occur within 90 days of the date of the closing of such Equity Offering.

Section 3.04.  Optional Redemption Upon a Tax Event.  The Notes may be redeemed, in whole but not in part, at the Company’s option, subject to applicable Bermuda and Chilean laws, at a redemption price equal to 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest (including Additional Amounts, if any) to the redemption date, if (A) the Company has or will become obligated to pay additional Amounts in respect of interest received on the Notes (i) with respect to Chilean Taxes, at a rate of withholding or deduction in excess of 4.0% or (ii) Bermuda Taxes or (B) an Initial Loan Recipient has or will become obligated to withhold or deduct any amount in respect of Taxes from a payment of interest on an Initial Intercompany Loan, which amount such Initial Loan Recipient is obligated to pay to Chile or any political subdivision or taxing authority thereof or therein and is not entitled to have refunded, credited, or offset against another tax that is required to be paid by such Initial Loan Recipient or a related person (collectively, “Excess Additional Amounts”), in each case set forth in (A) and (B) above, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Chile or Bermuda or any political subdivision or taxing authority thereof or therein, or any change in the official application, administration or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) in Chile or Bermuda, or any other jurisdiction with the power to impose, levy or assess Taxes in respect of payments on the Notes, if such change or amendment occurs on or after the date of the Indenture and such obligation cannot be avoided by the Company or such Initial Loan Recipient, as applicable, taking reasonable measures available to it; provided that no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Company or such Initial Loan Recipient, as applicable, would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Notes or Initial Intercompany Loan, as applicable, then due. Prior to the giving of notice of redemption of Notes pursuant to the Indenture, the Company will deliver to the Trustee an Officers’ Certificate to the effect that the Company is or at the time of the redemption will be entitled to effect such a redemption pursuant to the Indenture, and setting forth in reasonable detail the circumstances giving rise to such right of redemption. The Officers’ Certificate shall be accompanied by a written opinion of recognized Bermuda counsel or Chilean counsel, as applicable, independent of the Company to the effect, among other things, that:

(a)              the Company or an Initial Loan Recipient, as applicable, is, or is expected to become, obligated to pay such Excess Additional Amounts as a result of a change or amendment, as described above;

(b)              the Company or an Initial Loan Recipient, as applicable, cannot avoid payment of such Excess Additional Amounts by taking reasonable measures available to the Company or an Initial Loan Recipient, as applicable; and

(c)               all governmental approvals necessary for the Company to effect the redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained.

Section 3.05.  Method and Effect of Redemption.  (a) Notice of any redemption will be mailed by first-class mail, postage prepaid, at least 45 days before the redemption date to the Trustee and at least 30 but not more than 60 days before the redemption date to Holders of Notes to be redeemed at their respective registered addresses.  For so long as the Notes are listed on the Irish Stock Exchange for trading on the Global Exchange Market and the rules of the exchange require, the Company will cause notices of redemption to also be published as described in Section 12.02.

(b)              The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(i)                           the redemption date;

(ii)                        the redemption price, including the portion thereof representing any accrued interest;

(iii)                     the place or places where Notes are to be surrendered for redemption;

(iv)                    Notes called for redemption must be so surrendered in order to collect the redemption price;

(v)                       on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(vi)                    if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(vii)                 if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)                        Notes called for redemption will become due on the date fixed for redemption.  The Company will pay the redemption price for the Notes together with accrued and unpaid interest thereon (including Additional Amounts, if any) through the date of redemption.  On and after the redemption date, interest will cease to accrue on the Notes as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.  Upon redemption of the Notes by the Company, the redeemed Notes will be cancelled.

(d)                       If fewer than all of the Notes are being redeemed, the Trustee or Registrar will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate or in accordance with DTC procedures, in denominations of US$200,000 principal amount and higher integral multiples of US$1,000.  In the case of Certificated Notes, upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.  Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, Notes redeemed will cease to accrue interest.

(e)                        The Company may acquire Notes by means of the redemption provisions above or by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with the applicable securities laws, so long as such acquisition does not otherwise breach the terms of the Indenture.

Section 3.06.  Offer to Purchase.  (a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by the Indenture.  An Offer to Purchase must be made by written offer (as used in this Section, the “offer”) sent to the Holders.  The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

(b)                       The offer must include or state the following as to the terms of the Offer to Purchase:

(i)                                the provision of the Indenture pursuant to which the Offer to Purchase is being made;

(ii)                             the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Indenture) (as used in this Section, the “purchase amount”);

(iii)                          the purchase price, including the portion thereof representing accrued interest;

(iv)                         an expiration date (as used in this Section, the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (as used in this Section, the “purchase date”) not more than five Business Days after the expiration date;

(v)                            a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of US$1,000 principal amount;

(vi)                         the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(vii)                      each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(viii)                   interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(ix)                         on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(x)                            Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(xi)                         (A) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (B)  if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of US$1,000 principal amount will be purchased; provided that the principal amount of such tendering Holder’s Note will not be less than US$150,000;

(xii)                      if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(xiii)                   if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)                        On or prior to the purchase date, the Company may require that each obligor prepay the relevant Intercompany Loan to the extent necessary to finance any repurchase by the Company of Notes tendered pursuant to the Offer to Purchase.

(d)                       Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase.  On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.  The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(e)                        The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

(f)                         The Company will timely repay Debt or obtain consents as necessary under, or terminate, any agreements or instruments that would otherwise prohibit an Offer to Purchase required to be made pursuant to the Indenture.

(g)                        Notwithstanding the foregoing, the Company will not be required to make an Offer to Purchase following a Change of Control, if Parent, a Restricted Subsidiary or a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase following a Change of Control made by the Company and if such Person purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

ARTICLE 4
COVENANTS

Section 4.01.  Payment of Notes.  (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture.  Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture.  In each case the Company will promptly notify the Trustee of its compliance with this clause.

(b)                       An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment.  If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c)                        The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d)                       If a Holder of Notes in an aggregate principal amount of at least US$1,000,000 has given wire transfer instructions to the Company, the Company will make all principal, premium, if any, and interest payments (including Additional Amounts) in respect of those Notes in accordance with those instructions.

(e)                        All other payments in respect of the Notes represented by the Global Notes are to be made at the office or agency of the Paying Agent in New York City, unless the Company elects to make such payments by check mailed to the registered Holders at their registered addresses. With respect to Certificated

Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02.  Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, New York City, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.  In addition, for so long as the Notes are listed on the Irish Stock Exchange for trading on the Global Exchange Market, the Company will maintain a, registrar paying agent and transfer agent in the European Union.  The Company hereby initially designates the Corporate Trust Office of the Trustee and the European Paying Agent Corporate Trust Office of the European Paying Agent, Registrar and Transfer Agent. as such offices of the Company.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.  Existence.  The Company and Parent will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of the Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company, Parent and each Restricted Subsidiary, provided that neither the Company nor Parent is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the Company or Parent, as applicable determines that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company, Parent and the Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.14 or Article 5.

Section 4.04.  Payment of Taxes and other Claims.  The Company and Parent will pay or discharge, and cause each of its Restricted Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company, Parent or any Restricted Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company, Parent or any Restricted

Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves (to the extent required by IFRS) have been established.

Section 4.05.  Maintenance of Properties and Insurance.  (a) The Company and Parent will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company or Parent, as applicable may be necessary so that the business of the Company, Parent and the Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Company, Parent or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company or Parent, as applicable, desirable in the conduct of the business of the Company, Parent and the Restricted Subsidiaries taken as a whole.

(b)                       The Company and Parent shall provide or cause to be provided, for themselves and the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated in the industry in which the Company, Parent and the Restricted Subsidiaries are then conducting business and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company, Parent and the Restricted Subsidiaries are then conducting business; provided that none of the Company, Parent nor the Restricted Subsidiaries shall be required to maintain business interruption insurance.

Section 4.06.  Limitation on Debt and Disqualified or Preferred Stock.  (a) The Company and Parent:

(i)                           will not, and will not permit any of the Restricted Subsidiaries to, Incur any Debt; and

(ii)                        will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any Restricted Subsidiary that is not a Guarantor to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by the Company, Parent or a Restricted Subsidiary, so long as it is so held);

provided that the Company or any Guarantor may Incur Debt or Disqualified Stock and any Guarantor may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio is not less than 3.50 to 1.00, and the Leverage Ratio is not greater than (i) 2.75 to 1.00 from the Issue Date until the second anniversary of the Issue Date, and (ii) 2.50 to 1.00 from the first day after the second anniversary of the Issue Date until maturity.

(b)                       Notwithstanding the foregoing, the Company, Parent and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(i)                           Debt of the Company or any Guarantor pursuant to Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed the greater of (x) US$40.0 million (or the equivalent in other currencies) or (y) 8.0% of Consolidated Tangible Assets, less the amount of mandatory reductions of such Debt made pursuant to the terms thereof and not concurrently refinanced by the Incurrence of Debt, and Guarantees of such Debt by any Guarantor;

(ii)                        Debt of the Company, Parent or any Restricted Subsidiary to the Company, Parent or any Restricted Subsidiary so long as such Debt continues to be owed to the Company, Parent or a Restricted Subsidiary and which, if the obligor is the Company, Parent or a Restricted Subsidiary (other than in the case of the Intercompany Loans), is subordinated in right of payment to the Notes and the Intercompany Loans;

(iii)                     the incurrence of (A) Debt of the Company pursuant to the Notes (other than Additional Notes) and (B) Debt of any Guarantor pursuant to a Note Guaranty or (C) Debt of any Restricted Subsidiary pursuant to the Intercompany Loans or Additional Intercompany Loans;

(iv)                    Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance, (all of the above, for purposes of this paragraph, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that

(A)                 in case the Debt to be refinanced is Subordinated Debt, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,

(B)                 the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average

Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

(C)                 in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and

(D)                 Debt Incurred pursuant to paragraphs (i), (ii), (iii)(C), (v), (vi), (ix), (x), (xi), (xii) and (xiii) of clause (b) may not be refinanced pursuant to this clause;

(v)                       Hedging Agreements of the Company, Parent or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company, Parent and such Restricted Subsidiary and not for speculation;

(vi)                    Debt consisting of letters of credit, banker’s acceptances, performance bonds, appeal bonds, surety bonds, bid bonds, customs bonds and other similar bonds and reimbursement obligations Incurred by the Company, Parent or any Restricted Subsidiary in the ordinary course of business securing the performance of contractual, franchise or license obligations of the Company, Parent or any Restricted Subsidiary (in each case, other than for an obligation for borrowed  money);

(vii)                 Acquired Debt, provided that after giving effect to the Incurrence thereof, Parent could Incur at least US$1.00 of Debt under Section 4.06(a);

(viii)              Debt of the Company, Parent or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of paragraph (iv)(d), not otherwise constituting Permitted Debt), other than the Notes due 2015;

(ix)                    Debt of the Company, any Guarantor or any Loan Recipient, which may include Capital Leases, Incurred on or after the Issue Date no later than 180 days after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or cost of construction or improvement, provided that the principal amount of any Debt Incurred pursuant to this paragraph may not exceed (a) US$10.0 million (or the equivalent in other currencies) less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this paragraph;

(x)                       Any LGI Debt provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed the greater of (x) US$30.0 million or (y) 6% of Consolidated Tangible Assets.

(xi)                    Debt of the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Guarantor Incurred under any other clause of this Section;

(xii)                 Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in connection with deposit accounts, in each case in the ordinary course of business; and

(xiii)              Debt of the Company, Parent or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed US$30.0 million (or the equivalent in other currencies).

(c)               Notwithstanding any other provision of this Section, for purposes of determining compliance with this Section, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company, Parent or a Restricted Subsidiary may Incur under this Section.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced.  The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

(d)              In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this Section, the Company, in its sole discretion, will classify items of Debt and will only be required to include the amount and type of such Debt in one of such clauses and the Company will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in this Section, and may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this Section at any time; provided that Debt under the Credit Facilities outstanding on the Issue Date shall be deemed at all times to be Incurred under Section 4.06(b)(i).

(e)               For purposes of determining compliance with, and the outstanding principal amount of, any particular Debt Incurred pursuant to and in compliance with this Section:

(i)                           the outstanding principal amount of any item of Debt will be counted only once;

(ii)                        the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with IFRS;

(iii)                     Guarantees of, or obligations in respect of letters of credit or similar instruments relating to, Debt which is otherwise included in the determination of a particular amount of Debt will not be included; and

(iv)                    the accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Disqualified Stock in the form of additional Disqualified Stock with the same terms will not be deemed to be an Incurrence of Debt for purposes of this Section; provided that any such outstanding additional Debt or Disqualified Stock paid in respect of Debt Incurred pursuant to any provision of paragraph (ii) above will be counted as Debt outstanding thereunder for purposes of any future Incurrence under such provision.

Section 4.07.  Limitation on Restricted Payments.  (a) The Company and Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following paragraphs being collectively “Restricted Payments”):

(i)                           declare or pay any dividend or make any distribution on the Equity Interests of the Company, Parent or any of the Restricted Subsidiaries (other than dividends or distributions paid in Qualified Equity Interests) held by Persons other than the Company, Parent or any of the Restricted Subsidiaries;

(ii)                        purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, Parent or any direct or indirect parent of Parent held by Persons other than the Company, Parent or any of the Restricted Subsidiaries;

(iii)                     repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt except a payment of interest or principal at Stated Maturity; or

(iv)                    make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)                no Default has occurred and is continuing,

(B)                Parent could Incur at least US$1.00 of Debt under Section 4.06(a), and

(C)                the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to clause (c), exceed the sum of:

(1)              50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of Parent’s most recently completed fiscal quarter for which internal financial statements are available, plus

(2)              subject to clause (c), the aggregate net cash proceeds and the fair market value of property other than cash received by Parent (other than from a Subsidiary) after the Issue Date from:

(x)              the issuance and sale of Qualified Equity Interests of Parent, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, or

(y)              any contribution to its common equity, plus

(3)              an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x)              the cash return, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this clause (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus

(y)         the portion (proportionate to Parent’s equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company, Parent and the Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus

(4)         the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Investment so made.

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Directors of Parent, whose determination will be conclusive and evidenced by a Board Resolution.

(b)              The foregoing will not prohibit:

(i)                           the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with clause (a) above;

(ii)                        dividends or distributions by the Company or a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to Parent, to all holders of any class of Capital Stock of such Restricted Subsidiary or of the Company, a majority of which is held, directly or indirectly through Restricted Subsidiaries or the Company, by Parent;

(iii)                     the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(iv)                    the purchase, redemption or other acquisition or retirement for value of Equity Interests of Parent or any direct or indirect parent in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of Parent or of a cash contribution to the common equity of Parent;

(v)                       the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of Parent in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of Parent or of a cash contribution to the common equity of Parent;

(vi)                    any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of Parent or of a cash contribution to the common equity of Parent;

(vii)                 [reserved]

(viii)              the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Subordinated Debt at a purchase price not greater than (x) 101% of the principal amount thereof in the event of  a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.13 or (y) 100% of the principal amount thereof in the event of an Asset Sale pursuant to a provision no more favorable to the Holders thereof than Section 4.14, provided that, in each case, prior to the repurchase the Company or Parent (or a Restricted Subsidiary on behalf thereof) has made an Offer to Purchase and repurchased all Notes issued under the Indenture that were validly tendered for payment in connection with the offer to purchase; or

(ix)                    [reserved];

(x)                       Restricted Payments not otherwise permitted in an aggregate amount not to exceed US$10.0 million (or the equivalent in other currencies);

provided that, in the case of paragraphs (vi), (viii), and (x), no Default has occurred and is continuing or would occur as a result thereof.

(c)               Proceeds of the issuance of Qualified Equity Interests will be included under paragraph (iii) of clause (a) only to the extent they are not applied as described in paragraph (iv), (v) or (vi) of clause (b). Restricted Payments permitted pursuant to paragraphs (iii), (iv), (v), (vi) or (viii) of clause (b) will not be included in making the calculations under paragraph (iii) of clause (a).

(d)              For purposes of determining compliance with this Section, in the event that a Restricted Payment permitted pursuant to this Section or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in paragraphs (i) through (x) of clause (b) above or one or more paragraphs of the definition of Permitted Investments, as the case may be, the Company shall be permitted to classify such Restricted Payment or Permitted

Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this Section, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this Section or of the definition of Permitted Investments, as the case may be.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Section 4.08.  Limitation on Liens.  The Company and Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than (1) in the case of any property that does not constitute Collateral, Permitted Liens, provided, however, that any Lien on such property shall be permitted notwithstanding that it is not a Permitted Lien if all Obligations under the Indenture and the Notes are secured on an equal and ratable basis with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are no longer secured by a Lien on such property; and (2) in the case of any property that constitutes Collateral, Permitted Collateral Liens.

Section 4.09.  Limitation on Transfer, Prepayment or Modification of the Intercompany Loans. (a) Parent, the Company, each Subsidiary Guarantor and each Restricted Subsidiary will not (i) amend, modify, supplement or waive any rights of Parent, the Company, such Subsidiary Guarantor or such Restricted Subsidiary, (ii) prepay, unless otherwise permitted by the Indenture, (iii) replace or refinance, or (iv) sell, assign, transfer, grant participations in or otherwise dispose of any of its rights or obligations under any of the Intercompany Loans; so long as any such Intercompany Loan constitutes Collateral; it being understood that this clause(a) shall not prohibit the Company from amending, modifying or supplementing an Intercompany Loan as required under Section 4.12(b)(iii).

(b)              The Intercompany Loans shall be prepayable, at the option of the Company, Parent or a Subsidiary Guarantor, by the applicable Loan Recipients upon the repayment in full or in part of the Notes, whether at maturity, on early redemption, pursuant to an Offer to Purchase. Upon the exercise of such option, the Company, Parent or such Subsidiary Guarantor, as the case may be, will use their best efforts to cause the applicable Intercompany Lenders to demand prepayment of the Intercompany Loans from the applicable Loan Recipients.

Section 4.10.  Limitation On Dividend And Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in clause (b) below, the Company and Parent will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(i)                           pay dividends or make any other distributions on or in respect of any Equity Interests of a Restricted Subsidiary owned by Parent or any other Restricted Subsidiary,

(ii)                        pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,

(iii)                     make loans or advances to, or Guarantee any Debt or other obligations of, or make any Investment in, the Company, Parent or any Restricted Subsidiary, or

(iv)                    transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b)                       The provisions of clause (a) do not apply to any encumbrances or restrictions

(i)                           existing on the Issue Date in the Indenture or any other agreements in effect on the Issue Date, and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, in the good faith judgment of the Company or Parent, as the case may be, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(ii)                        existing under or by reason of applicable law, rule, regulation or order;

(iii)                     existing

(A)                     with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company, Parent or any Restricted Subsidiary, or

(B)                     with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing, provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, in the good faith judgment of the Company or Parent, as the case may be, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(iv)                    of the type described in paragraph (a)(iv) arising or agreed to in the ordinary course of business  (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract, including with respect to intellectual property, (ii) that restrict in a customary manner, pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, including the LGI-Chile Shareholders’ Agreement and the LGI-Colombia Shareholders’ Agreement and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, joint venture or similar Person (in each case relating solely to the respective partnership, limited liability company, joint venture or similar Person) or (iii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company, Parent or any Restricted Subsidiary;

(v)                       with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by Section 4.14;

(A)                contained in the terms governing any Debt if (as determined in good faith by the Company or Parent, as the case may be) (i) the encumbrances or restrictions are ordinary and customary for a financing of that type and (ii) the encumbrances or restrictions either (x) would not, at the time agreed to, be expected to materially adversely affect the ability of the Company or any Guarantor to make payments on the Notes or (y) in the case of any Permitted Refinancing Debt, are, taken as a whole, no less favorable in any material respect to the Noteholders than those contained in the agreements governing the Debt being refinanced; or

(B)                required pursuant to the Indenture, the Notes or any Note Guaranty.

Section 4.11.  Future Guarantors.  If, after the Issue Date, (a) any Person, other than any Subsidiary as of the Issue Date, becomes a Wholly-Owned Restricted Subsidiary (other than any such Wholly-Owned Restricted Subsidiary that cannot provide guarantees due to local regulatory reasons as determined in good faith by the Board of Directors as evidenced by a Board Resolution); (b) any Restricted Subsidiary Guarantees any other Debt of Parent, Latam Limited, the Company or any Restricted Subsidiary; or (c) Parent otherwise elects to have any Restricted Subsidiary become a Guarantor; then, in each such case, Parent shall cause such Restricted Subsidiary to:

(i)                           execute and deliver to the Trustee a supplemental indenture in form of Exhibit B to the Indenture providing for the Guarantee of the payment of the Notes, and

(ii)                        deliver to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such supplemental indenture and further providing that such Guarantee (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary that is enforceable in accordance with its terms.

Section 4.12.  Future Pledges of Equity Interests and Intercompany Loans.

(a)              Equity Interests. If, after the Issue Date, (1) a Restricted Subsidiary other than (x) a Subsidiary Guarantor, (y) a Restricted Subsidiary that does not represent more than 5.0% of Parent’s consolidated total assets or more than 5.0% of Parent’s consolidated net income in any fiscal year following the Issue Date, or (z) where a first-priority perfected security interest in the Equity Interests of such Restricted Subsidiary cannot be granted due to local regulatory reasons, as determined in good faith by the Board of Directors of Parent whose determination will be conclusive and evidenced by a Board Resolution; (2) Parent, directly or indirectly, acquires Equity Interests in GeoPark Chile or GeoPark Colombia or (3) Parent otherwise so elects, then, in each such case, Parent shall cause:

(i)                           a first-priority perfected security interest in all of Parent’s direct or indirect Equity Interests in such Restricted Subsidiary (a “Pledged Subsidiary”), GeoPark Chile and GeoPark Colombia, as the case may be, to be granted, pursuant to an Additional Share Pledge Agreement to the Collateral Agent on the same terms (including with respect to priority) as the pledges of the Initial Pledged Shares; and

(ii)                        to deliver to the Collateral Agent an Officers’ Certificate and Opinion of Counsel in form and substance customary for such jurisdiction and otherwise reasonably satisfactory to the Collateral Agent stating that (1) such Additional Share Pledge Agreement (A) has been duly authorized, executed and delivered by such Pledged Subsidiary, and

(B) constitutes a valid and legally binding obligation of such Pledged Subsidiary that is enforceable in accordance with its terms, and (2) as to the validity and perfection of the Liens on the property on which a Lien is purported to be created pursuant to such Additional Share Pledge Agreement.  In addition, the Company shall deliver an Officers’ Certificate to the Collateral Agent certifying that the necessary measures have been taken to perfect the security interest in such property.

Notwithstanding the foregoing, except for paragraph (ii) above, Parent shall not be required to pledge the direct or indirect Equity Interests of any Subsidiary of a Pledged Subsidiary, if such Pledged Subsidiary is not Wholly-Owned.

(b)                       Intercompany Loans.

(i)                                     Any transfers, loans, deposits, disbursements, payments or otherwise of cash or Cash Equivalents after the Issue Date made by the Company, Parent or a Subsidiary Guarantor to any Restricted Subsidiary (other than a Subsidiary Guarantor) up to an aggregate amount not to exceed, together with the aggregate amount of the Initial Intercompany Loans, the aggregate principal amount outstanding under the Notes (including any Additional Notes), will be made pursuant to Additional Intercompany Loans.  Once the aggregate amount outstanding of the Intercompany Loans is equal to the aggregate principal amount outstanding under the Notes (including any Additional Notes), if any such Intercompany Loans are prepaid by the Loan Recipient as permitted by the terms of the Indenture, the Company, Parent and Subsidiary Guarantors will be required to make future transfers, loans, deposits, disbursements, payments or otherwise of Cash or Cash Equivalents to any Restricted Subsidiary (other than a Subsidiary Guarantor) in the form of Additional Intercompany Loans up to the amount of such prepayment; provided that at any one time, the aggregate amount outstanding under the Intercompany Loans need not exceed the aggregate principal amount outstanding under the Notes (including any Additional Notes).  The obligations under the Initial Intercompany Loans will be unsecured general obligations of each obligor.

(ii)                        Interest will accrue on the Intercompany Loans at a rate substantially similar to the interest rate payable on the Notes (after taking into account all taxes withheld or deducted in respect of payments on such Intercompany Loans) plus any additional amounts payable as may be necessary to match the payments (including any Additional Amounts) due with respect to the Notes in a proportion equal to the ratio of (x) the outstanding principal amount of such Intercompany Loan to (y) the aggregate amount outstanding under the Notes (including Additional Notes).

(iii)                     The Company, Parent or the Subsidiary Guarantor, as the case may be, undertake to promptly cause an amendment, modification or supplement of each Intercompany Loans, if at any time, the interest that accrues on such Intercompany Loans does not satisfy paragraph (ii) above.

(iv)                    If at any time, the Intercompany Loan The Intercompany Loans will be repayable, at the option of the Intercompany Lender, by the Loan Recipient upon the repayment in full or in part of the Notes, whether at maturity, on early redemption or upon acceleration.

(v)                       If, after the Issue Date, the Company, Parent or Subsidiary Guarantor (an “Intercompany Lender”) makes an Additional Intercompany Loan, then, the Company and Parent shall cause:

(A)                a first-priority perfected security interest in such Additional Intercompany Loan to be granted, pursuant to an Additional Loan Pledge Agreement, to the Collateral Agent on the same terms (including with respect to priority) as the pledges contained in the Initial Intercompany Pledge Agreement;

(B)                if the Intercompany Lender is a Person organized under the laws of Chile, such Additional Intercompany Loan to be evidenced by an Acknowledgement of Debt;

(C)                (1) Promissory Note, evidencing such Intercompany Loan to be executed and delivered by the Loan Recipient of such Intercompany Loan, and (2) a first-priority perfected security interest or security by way of assignment, or endorsement of, such Promissory Note to be granted to, or in favor of, the Collateral Agent, but only to the extent that (x) such Promissory Note is customary under the local law of the jurisdiction of organization of the Loan Recipient, (y) no material adverse tax consequences would result to the Loan Recipient under the Intercompany Loan or to the Intercompany Lender, and (z) that the Company or Parent delivers an Officers’ Certificate to the Trustee certifying as to (x) and (y) above, and an Opinion of Counsel stating (y) above;

(D)                to be delivered to the Collateral Agent an Officers’ Certificate and an Opinion of Counsel with respect to such Additional Intercompany Loan (evidenced by an Acknowledgement of Debt, if applicable) and such Additional Loan Pledge Agreement, stating that such Additional Intercompany Loan (evidenced by an Acknowledgement of Debt, if applicable), such Intercompany Loan Pledge Agreement and any such Promissory Note (a) have each been duly authorized, executed and delivered by the Intercompany Lender and the Loan Recipient, to the extent a party thereto, (b) each constitute a valid and legally binding obligation of the Intercompany Lender and the Loan Recipient, to the extent a party thereto, that is enforceable in accordance with its terms, and (c) as to the validity and perfection of the Liens on such property on which a Lien is purported to be created pursuant to such Additional Loan Pledge Agreement. In addition, the Company shall deliver an Officers’ Certificate to the Collateral Agent certifying that the necessary measures have been taken to perfect the security interest in such property; and

(E)                 each Intercompany Lender to cause each Loan Recipient to (i) validly, effectively and irrevocably submit, to the fullest extent permitted by applicable law to the jurisdiction governing each Intercompany Loan, and (ii)where the Loan Recipient is not incorporated in the same jurisdiction as the Intercompany Lender, maintain at all times validly appointed (and to the extent permitted under applicable law, an irrevocable) agent for service of process, upon whom all writs, process and summonses, or extra-judicial notifications, may be served in any suit, action or proceeding arising in such jurisdiction and based upon such Intercompany Loan. The Company will notify the Trustee if there is any change in the service of process agent.

Section 4.13.  Repurchase of Notes Upon a Change of Control.  (a) Not later than 30 days following the date on which a Change of Control occurs, the Company will make an Offer to Purchase all outstanding Notes (in integral multiples of US$1,000, provided that the principal amount of such Holder’s note will not be less than US$200,000) at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest (including Additional Amounts, if any) thereon to the date of purchase.

(b)              On or prior to the purchase date, the Company may require that each obligor prepay the relevant Intercompany Loan to the extent necessary to finance any repurchase by the Company of Notes tendered pursuant to the Offer to Purchase.

Section 4.14.  Limitation on Asset Sales.  (a) The Company and Parent will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(i)                           The Asset Sale is for fair market value, as determined in good faith by the Board of Directors of Parent.

(ii)                        At least 75% of the consideration consists of cash or Cash Equivalents received at closing or Additional Assets or any combination of the foregoing. For purposes of this paragraph (ii), except in connection with a disposition of Collateral, each of the following will be deemed to be cash:

(A)                any liabilities of the Company, Parent or such Restricted Subsidiary (other than Subordinated Debt) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company, Parent or such Restricted Subsidiary from further liability; and

(B)                any liabilities of the Company, Parent or such Restricted Subsidiary (other than Subordinated Debt) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company, Parent or such Restricted Subsidiary from further liability.

(iii)                     Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, unless the Asset Sale was of Collateral, the Net Cash Proceeds may be used:

(A)                to permanently repay secured Debt of the Company or a Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Restricted Subsidiary, or

(B)                to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business.

(iv)                    The Net Cash Proceeds of an Asset Sale not applied pursuant to paragraph (iii) within 360 days of the Asset Sale (including proceeds of any disposition of Collateral, which are not permitted to be applied pursuant to paragraph (iii)) constitute “Excess Proceeds.”  Excess Proceeds of less than US$10.0 million (or the equivalent in other currencies) will be carried forward and accumulated.  When accumulated Excess Proceeds equals or exceeds such amount, the Company must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to:

(A)                accumulated Excess Proceeds, multiplied by

(B)                a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest US$1,000.  The purchase price for the Notes will be 100% of the principal amount plus accrued interest to the date of purchase.  If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the Offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of US$1,000 principal amount will be purchased, provided that the principal amount of such tendering holder’s Note will not be less than US$200,000.  Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the Indenture.

On or prior to the purchase date, the Company may require that each obligor prepay the relevant Intercompany Loan to the extent necessary to finance any repurchase by the Company of the Notes tendered pursuant to the Offer to Purchase.

If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this Section within 360 days of conversion or disposition.

The Company will not be required to make an Offer to Purchase following an Asset Sale if Parent, a Restricted Subsidiary or a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase following an Asset Sale made by the Company and if such Person purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

Section 4.15.  Limitation on Transactions with Affiliates.  (a) The Company and Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company, Parent or any

Restricted Subsidiary (a “Related Party Transaction”), except upon fair and reasonable terms that are no less favorable to the Company, Parent or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company, Parent or such Restricted Subsidiary, as the case may be.

(b)                       Prior to entering into any Related Party Transaction or series of Related Party Transactions (i) with an aggregate value in excess of US$15.0 million (or the equivalent in other currencies), the terms of such Related Party Transaction will be approved by a majority of the members of the Board of Directors of Parent, and a majority of the Board of Directors of Parent who are disinterested directors with respect to such Related Party Transaction, the approval to be evidenced by a Board Resolution stating that the Board of Directors of Parent has determined that such transaction complies with the preceding provisions, and (ii) with an aggregate value in excess of US$25.0 million (or the equivalent in other currencies), the Company must obtain and deliver to the Trustee a favorable written opinion from a nationally recognized (in the relevant jurisdiction) Independent Financial Advisor as to the fairness of the transaction to the Company, Parent and the Restricted Subsidiaries from a financial point of view.

(c)                        The foregoing clauses (a) and (b) do not apply to:

(i)                           any transaction between or among the Company, Parent and any of the Restricted Subsidiaries, between or among Restricted Subsidiaries of Parent, or between the Company and Parent;

(ii)                        reasonable fees and compensation paid to, and any indemnity or insurance provided on behalf of, officers, directors, employees, consultants or agents of the Company, Parent or any Restricted Subsidiary;

(iii)                     any Restricted Payments of a type described in Section 4.07 (a)(i) and (a)(ii) if permitted by Section 4.07;

(A)                transactions or payments pursuant to any employee, consultant, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business;

(B)                transactions pursuant to any contract or agreement in effect on the date of the Indenture, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are not materially less favorable to the Company, Parent and the Restricted Subsidiaries

(as reasonably determined by the Board of Directors of the Company) than those in effect on the date of the Indenture;

(iv)                    loans and advances to employees in the ordinary course of business or consistent with past practices; or

(v)                       any transaction with LGI, provided that such transaction is no less favorable to the Company, Parent or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company, Parent or such Restricted Subsidiary, as the case may be.

Section 4.16.  Line of Business.  The Company and Parent will not, and will not permit any of the Restricted Subsidiaries, to engage in any business other than a Permitted Business, except to an extent that so doing would not be material to the Company, Parent and the Restricted Subsidiaries, taken as a whole.

Section 4.17.  Designation of Restricted and Unrestricted Subsidiaries.  (a) The Board of Directors of Parent may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:

(i)                           Such Subsidiary does not own any Capital Stock of the Company, Parent or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Company, Parent or any Restricted Subsidiary; and

(ii)                        At the time of the designation, the designation would be permitted under Section 4.07.

(iii)                     To the extent the Debt of  the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof  by the Company, Parent or any Restricted Subsidiary is permitted under Section 4.06 and Section 4.07.

(iv)                    The Subsidiary is not party to any transaction or arrangement with the Company, Parent or any Restricted Subsidiary that would not be permitted under Section 4.15.

(v)                       None of the Company, Parent or any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results except to the extent permitted by Section 4.06 and Section 4.07.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to clause (b).

(b)              (i) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in clause (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in clause (d).

(ii)                        The Board of Directors of Parent may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c)               Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary:

(i)                           all existing Investments of the Company, Parent and the Restricted Subsidiaries therein (valued at Parent’s proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;

(ii)                        all existing transactions between it and the Company, Parent or any Restricted Subsidiary will be deemed entered into at that time;

(iii)                     it is released at that time from its Note Guaranty, if any;

(iv)                    the release of the Liens on the Intercompany Loan where such Subsidiary is the Loan Recipient;

(v)                       the release of the Liens on the Share Collateral where such Subsidiary is the issuer or the shares constituting such Share Collateral; and

(vi)                    it will cease to be subject to the provisions of the Indenture as a Restricted Subsidiary.

(d)              Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(i)                           all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.14;

(ii)                        Investments therein previously charged under Section 4.07 will be credited thereunder;

(iii)                     it may be required to issue a Note Guaranty pursuant to Section 4.11; and

(iv)                    the Company, Parent or Restricted Subsidiary may be required to grant a first-priority perfected security interest in the Equity Interests of such Subsidiary pursuant to Section 4.12(a); and may be required to grant a first-priority perfected security interest in any Intercompany Loans entered into thenceforward pursuant to Section 4.12(a); and

(v)                       it will thenceforward be subject to the provisions of the Indenture as a Restricted Subsidiary.

(e)               Any designation by the Board of Directors of Parent of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing provisions.

(f)                The designation of a Subsidiary of Parent as an Unrestricted Subsidiary will be deemed to include the designation of all of the Subsidiaries of such Subsidiary, unless otherwise determined by the Board of Directors of Parent.

Section 4.18.  Anti-Layering.  Neither the Company nor any Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinated in right of payment to the Notes or the relevant Note Guaranty on substantially identical terms. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt.

Section 4.19.  Report to Holders.  Parent will furnish or cause to be furnished to the Trustee in electronic form (for distribution only upon the written  request of any Holder that desires to receive the applicable reports, information or documents):

(a)              as soon as they are available, but in any event within 60 calendar days after the end of each of the first, second and third fiscal quarters of Parent, copies of its unaudited financial statements (on a consolidated basis) in respect of the relevant period (including a profit and loss account, balance sheet and cash flow statement), in English, prepared on a basis consistent with the audited financial statements of Parent and in accordance with IFRS, together with a certificate signed by the person then authorized to sign financial statements on behalf of Parent to the effect that such financial statements are true in all material respects and present fairly the financial position of the Company as at the end of, and the results of its operations for, the relevant quarterly period;

(b)              as soon as they are available, but in any event within 120 calendar days after the end of each fiscal year of Parent, copies of its audited financial statements (on a consolidated basis) in respect of such fiscal year (including a profit and loss account, balance sheet and cash flow statement), in English, prepared in accordance with IFRS and audited by a member firm of an internationally recognized firm of independent accountants;

(c)               without duplication, for so long as Parent is listed on the Alternative Investment Market, copies of such other reports or notices as may be filed with or submitted to the Alternative Investment Market; and

(d)              without duplication, English language versions or summaries of such other reports or notices as may be filed or submitted by (and promptly after filing or submission by) the Company with the Irish Stock Exchange or any other stock exchange on which the Notes may be listed (in each case, to the extent that any such report or notice is generally available to its security holders or the public);

provided (A) that in the cases of clauses (a) and (b) such statements may consist of, and be in the same format as, the information in English that would be required to be filed with the Alternative Investment Market (a sub-market of the London Stock Exchange) on which Parent’s equity securities are listed, and Parent will not be required pursuant to this Section to provide disclosure which is qualitatively more explicit or precise than that which is provided in this offering memorandum; and (B) that in the cases of clauses (c) and (d), such reports or notices will be deemed to have been delivered on the date such reports or notices are posted by the Alternative Investment Market, or the Irish Stock Exchange, as applicable, on its respective website, and notice thereof has been provided to the Trustee.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants under the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

For so long as any of the Notes remain outstanding and constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.20.  Reports to Trustee.  (a) The Company and Parent will deliver to the Trustee:

(i)                           within 120 days after the end of each fiscal year a certificate stating that the Company and Parent have each fulfilled their respective obligations under the Indenture or, if there has been a Default, specifying the Default and its nature and status; and

(ii)                        as soon as possible and in any event within 30 days after a responsible officer of the Company or Parent becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company or Parent, as the case may be, proposes to take with respect thereto.

(b)              The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

Section 4.21.  Listing.  (a) In the event that the Notes are listed on the Irish Stock Exchange for trading on the Global Exchange Market, the Company shall use its best efforts to maintain such listing; provided that if the admission of the Notes to the Official List and trading on the Global Exchange Market of the Irish Stock Exchange would, in the future, require the Company or Parent to publish financial information either more regularly than it would otherwise would be required to, or requires the Company or the Guarantor to publish separate financial information, or if the listing, in the judgment of the Company, is unduly burdensome, the Company may seek an alternative admission to listing, trading and/or quotation for the Notes by another listing authority, stock exchange and/or quotation system.  If such alternative admission to listing, trading and/or quotation of the Notes is not available to the Company or is, in the Company’s commercially reasonable judgment, unduly burdensome, an alternative admission to listing, trading and/or quotation of the Notes may not be obtained.

(b)              From and after the date the Notes are listed on the Irish Stock Exchange for trading on the Global Exchange Market, and so long as it is required by the rules of such exchange, all notices to the Holders shall be published in English in accordance with Section 12.02.

Section 4.22.  Payment of Additional Amounts.  (a) The Company shall make all payments in respect of the Notes free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Bermuda, Chile or by or within any political subdivision thereof or any authority therein or thereof having power to tax or any other jurisdiction through which payments are made in respect of the Notes (“Taxes”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event of any such withholding or deduction of Taxes, the Company will pay to Holders such additional amounts (“Additional Amounts”) as will result in the receipt by each Holder of the net amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts will be payable:

(i)                           in respect of any Taxes that would not have been so withheld or deducted but for the existence of any present or former connection including, without limitation, a permanent establishment in Bermuda or between the Holder, applicable recipient of payment or beneficial owner of the Note or any payment in respect of such Note (or, if the Holder or beneficial owner is an estate, nominee, trust, partnership, corporation or other business entity, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder, applicable recipient of a payment or beneficial owner) and an authority with the power to levy or otherwise impose or assess a Tax, other than the mere receipt of such payment or the mere holding or ownership of such Note or beneficial interest or the enforcement of rights thereunder;

(ii)                        in respect of any Taxes that would not have been so withheld or deducted if the Note had been presented for payment within 30 days after the Relevant Date to the extent presentation is required (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented for payment on the last day of such 30-day period);

(iii)                     in respect of any Taxes that would not have been so withheld or deducted but for the failure by the Holder or the beneficial owner of the Note or any payment in respect of such Note to (i) make a customary declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) comply with any customary certification, identification, information, documentation or other reporting requirement concerning its nationality, residence, identity or connection with Bermuda, Chile or with any jurisdiction through which payments are made; provided that such declaration or compliance was required as a precondition to exemption from all or part of such Taxes and the Company has given the Holders at least 30 days prior notice that they will be required to comply with such requirements;

(iv)                    in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar taxes, duties, assessments or other governmental charges;

(v)                       in respect of any Taxes that are payable otherwise than by deduction or withholding from payments on the Notes;

(vi)                    in respect of any taxes that would not have been so imposed if the Holder had presented the Note for payment (where presentation is required) to another paying agent;

(vii)                 in respect of any payment to a Holder of a Note that is a fiduciary or partnership (including an entity treated as a partnership for tax purposes) or any Person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note;

(viii)              in respect of any withholding or deduction imposed on a payment required to be made pursuant to Council Directive 2003/48/EC or any other European Union directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such a directive; or

(ix)                    in respect of any combination of paragraphs (i) through (viii) above.

Notwithstanding the foregoing, the limitations on the Company’s obligations to pay Additional Amounts set forth in paragraph (iii) will not apply if the provision of any certification, identification, information, documentation or other reporting requirement described in such clause (iii) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as IRS Forms W-8BEN and W-9).

(b)              Upon written request from the Trustee, the Company shall furnish to the Trustee documentation reasonably satisfactory to the Trustee evidencing payment of any taxes so deducted or withheld. Copies of such documentation will be made available by the Trustee to Holders upon written request to the Trustee.

(c)               The Company shall promptly pay when due any present or future stamp, court or similar documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Bermuda or Chile and except, in certain cases, for taxes, charges or similar levies resulting from certain registration of transfer or exchange of Notes.

Section 4.23.  Suspension of Certain Covenants.  If at any time after the Issue Date that (i) the Notes are rated Investment Grade by at least two of the Rating Agencies and (ii) no Default has occurred and is continuing hereunder, the Company, Parent and the Restricted Subsidiaries will not be subject to the covenants in Sections 4.06, 4.07, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.18 and Section 5.01(a)(iii)(A) (the “Suspended Covenants”).

Additionally, at such time as the above referenced covenants are suspended (a “Suspension Period”), Parent will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless Parent would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period and such designation shall be deemed to have created a Restricted Payment as set forth under Section 4.07 following the Reversion Date (as defined below).

In the event that the Company, Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this Section is no longer satisfied, then the Company, Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events.  Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

On each Reversion Date, all Debt Incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt Incurred pursuant to Section 4.06(b)(viii).  For purposes of calculating the amount available to be made as Restricted Payments under Section 4.07(a)(iv)(C), calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period).  Restricted Payments made during the Suspension Period not otherwise permitted pursuant under Section 4.07(b) will reduce the amount available to be made as Restricted Payments under Section 4.07(a)(iv)(C) of such covenant.  For purposes of Section 4.14, on the Reversion Date, the amount of Excess Proceeds will be reset to the amount of Excess Proceeds in effect as of the first day of the Suspension Period ending on such Reversion Date.

ARTICLE 5
CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01.  Consolidation, Amalgamation, Merger or Sale of Assets by Latam Limited; No Lease of All or Substantially All Assets.  (a) Latam Limited will not, in a single transaction or series of related transactions,

(i)         consolidate with, amalgamate or merge into any Person;

(ii)        amalgamate or merge with or into any Person; or

(iii)       sell, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety to any Person; or

(iv)       permit any Person to amalgamate or merge with or into Latam Limited,

(v)        unless:

(A)      either (x) Latam Limited is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of Bermuda or the United States of America, any State thereof or the District of Columbia or any OECD Country and expressly assumes by the execution of supplemental indenture all of the obligations of Latam Limited under the Indenture, the Notes and the Pledge Agreements;

(B)      immediately after giving effect to the transaction, no Default has occurred and is continuing;

(C)      Latam Limited delivers to the Trustee an (i) Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, amalgamation, merger or transfer and the supplemental indenture (if any) comply with the Indenture and (ii) an Opinion of Counsel from U.S. counsel to the effect that Holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the transaction and will be subject to United States federal income tax in the same manner and on the same amounts (assuming solely for this purpose that no Additional Amounts are required to be paid on the Notes) and at the same times as would have been the case if the transaction had not occurred;

provided, that paragraph (B) does not apply (i) to the consolidation or merger of Latam Limited with a Restricted Subsidiary or Parent or the consolidation or merger of a Restricted Subsidiary or Parent with Latam Limited or (ii) if, in the good faith determination of the Board of Directors of Latam Limited, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of Latam Limited.

(b)           Upon the consummation of any transaction effected in accordance with these provisions, if Latam Limited is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, Latam Limited under the Indenture and the Notes with the same effect as if such successor Person had been named as Latam Limited in the Indenture.  Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets Latam Limited will be released from its obligations under the Indenture and the Notes.

(c)           If Latam Limited is organized under the laws of Bermuda and merges into a corporation that is (or the resulting surviving or transferee Person is) organized under the laws of the United States, any State thereof or the District of Columbia or any OECD Country, or if Latam Limited is organized under the laws of the United States, any State thereof or the District of Columbia or any OECD Country, and merges with a corporation that is (or the resulting surviving or transferee Person is) organized under the laws of Bermuda, Latam Limited or the resulting surviving or transferee Person will have delivered to the Trustee an Opinion of Counsel from Bermuda counsel to the effect that Holders of the Notes will not recognize income, gain or loss for Bermuda income tax purposes as a result of the transaction and will be subject to Bermuda income taxes in the same manner and on the same amounts (assuming solely for this purpose that no Additional Amounts are required to be paid on the Notes) and at the same times as would have been the case if the transaction had not occurred.

(d)           Latam Limited shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

Section 5.02.  Consolidation, Amalgamation, Merger or Sale of Assets by Parent; No Lease of All or Substantially All Assets.  (a) Parent will not, in a single transaction or series of related transactions,

(i)         consolidate with, amalgamate or merge with or into any Person; or

(ii)        sell, convey, transfer, or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, convey or otherwise dispose of) all or substantially all of its assets as an entirety or substantially an entirety (determined on a consolidated basis for Parent, the Company and the Restricted Subsidiaries), to any Person; or

(iii)       permit any Person to amalgamate or merge with or into Parent;

(iv)       unless:

(A)      either (x) Parent is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of Bermuda, the United States of America, any State thereof or the District of Columbia or any OECD Country and expressly assumes by supplemental indenture all of the obligations of Parent under the Indenture, the Notes, and to the extent Parent has become an obligor under any Intercompany Loan or Pledge Agreement, such Intercompany Loan or Pledge Agreement;

(B)      immediately after giving effect to the transaction, no Default has occurred and is continuing;

(C)      immediately after giving effect to the transaction on a pro forma basis, either (x) Parent or the resulting surviving or transferee Person could Incur at least US$1.00 of Debt under Section 4.06(a) or (y) the Interest Coverage Ratio of Parent or the resulting surviving or transferee Person is not worse than the Interest Coverage Ratio of Parent without giving effect to the transaction; and

(D)      Parent delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, amalgamation, merger or transfer and the supplemental indenture (if any) comply with the Indenture;

provided, that paragraphs (B) to (C) do not apply (i) to the consolidation or merger of Parent with or into the Company or a Restricted Subsidiary or the consolidation, amalgamation or merger of a Restricted Subsidiary with the Company or Parent, or (ii) if, in the good faith determination of the Board of Directors of Parent, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of Parent.

(b)           Parent shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c)           Upon the consummation of any transaction effected in accordance with these provisions, if Parent is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, Parent under the Indenture and the Notes with the same effect as if such successor Person had been named as Parent in the Indenture.  Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets, Parent will be released from its obligations under the Indenture and the Notes.

Section 5.03.  Consolidation, Amalgamation, Merger Or Sale of Assets By A Subsidiary Guarantor.  No Subsidiary Guarantor may, in a single transaction or series of related transactions,

(i)         consolidate with, amalgamate or merge with or into any Person;

(ii)        sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, to any Person; or

(iii)       permit any Person to amalgamate or merge with or into the Guarantor,

(iv)       unless:

(A)      the other Person is Parent or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)      either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guaranty and to the extent such Guarantor has become an obligor under any Intercompany Loan or Pledge Agreement, such Intercompany Loan or Pledge Agreement; and

(C)      immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(D)      the transaction constitutes a sale or other disposition (including by way of consolidation, amalgamation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company, Parent or a Restricted Subsidiary) otherwise permitted by the Indenture, provided, that the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, amalgamation, merger, or transfer and the supplemental indenture (if any) comply with the Indenture.

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01.  Events of Default.  An “Event of Default” occurs if:

(a)        the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(b)        the Company defaults in the payment of interest (including any Additional Amounts) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(c)        the Company fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.13 or Section 4.14, or the Company or any Guarantor fails to comply with Article 5;

(d)        the Company, Parent or a Restricted Subsidiary defaults in the performance of or breaches any other covenant or agreement of the Company, Parent or a Restricted Subsidiary in the Indenture or under the Notes or the Pledge Agreements, and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(e)        there occurs with respect to any Debt of the Company, Parent or any of the Restricted Subsidiaries having an outstanding principal amount of US$15.0 million (or the equivalent in other currencies) or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(f)        one or more final judgments or orders for the payment of money are rendered against the Company, Parent or any of the Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed US$15.0 million (or the equivalent in other currencies) (in excess of amounts which Parent’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(g)        the Company, Parent or any Restricted Subsidiary shall voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of, or relating to, the Company, Parent or such Restricted Subsidiary or of, or relating to, all or substantially all of the assets of the Company, Parent or such Restricted Subsidiary;

(h)        any Note Guaranty ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty; or

(i)         (A) the Collateral Agent fails to have a perfected security interest in any Collateral having a fair market value in excess of US$15.0 million; (B) a determination is made in a judicial proceeding that the Intercompany Loans, Pledge Agreements or any other agreement or instrument purporting to grant a security interest in the Collateral is unenforceable or invalid against Parent, the Company or a Restricted Subsidiary for any reason, or (C) Parent, the Company or a Restricted Subsidiary denies or disaffirms its obligations under the Intercompany Loans, Pledge Agreements or any other agreement or instrument purporting to grant a security interest in the Collateral.

Section 6.02.  Acceleration.  (a) If an Event of Default other than a default described under Section 6.01(g) above occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal and interest will become immediately due and payable.  If an Event of Default described under Section 6.01(g) above occurs, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)        The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(i)         all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest (including Additional Amounts) on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii)        the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as Trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04.  Waiver of Past Defaults.  Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, waive an existing Default and its consequences.  Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.  The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06.  Limitation on Suits.  A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(a)        the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b)        Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(c)        Holders have offered to the Trustee indemnity and/or security reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d)        the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(e)        during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07.  Rights of Holders to Receive Payment.  Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08.  Collection Suit by Trustee.  If an Event of Default in payment of principal or interest specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09.  Trustee May File Proofs of Claim.  The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder.  Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee and Agents for all amounts due hereunder;

Second:  to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third:  to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11.  Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable and documented costs, including reasonable and documented attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13.  Rights and Remedies Cumulative.  No right or remedy conferred or reserved to the Trustee or to the Holders under the Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14.  Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15.  Waiver of Stay, Extension or Usury Laws.  The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture.  The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
THE TRUSTEE

Section 7.01.  General.  (a) The duties and responsibilities of the Trustee are as set forth herein.  Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b)        Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee.  In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)        No provision of the Indenture shall be construed to relieve the Trustee from liability for its own gross negligence or willful misconduct.

Section 7.02.  Certain Rights of Trustee.  (a) The Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b)        Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 12.04 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c)        The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)        The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e)        The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(f)        The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)        No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity and/or security satisfactory to it against any loss, liability or expense.

(h)        The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (i) a responsible officer of the Trustee assigned to the Corporate Trust Department of the Trustee (or any successor division or department of the Trustee) with direct responsibility for the administration of the Indenture shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee with direct responsibility for the administration of the Indenture at its Corporate Trust Office by the Company or any other obligor on the Notes or by any Holder of the Notes, such notice specifically identifying the Indenture and the Notes.

(i)         The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture.

(j)         The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(k)        In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)            The Trustee shall not be responsible for, or makes any representation as to, the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes.

Section 7.03.  Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights.

Section 7.04.  Trustee’s Disclaimer.  The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.  Notice of Default.  If any Default occurs and is continuing and is known to a responsible officer of the Trustee with direct responsibility for the administration of the Indenture, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.06.  Compensation And Indemnity.  (a) The Company will pay the Trustee compensation as agreed upon in writing for its services.  The compensation of the trustee is not limited by any law on compensation of a Trustee of an express trust.  The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)        The Company will indemnify the Trustee and Agents or their respective officers, directors, employees, representatives and agents for, and hold them harmless against, any claim, loss or liability (including environmental liabilities) or expense (including reasonable and documented attorney’s fees and expenses) incurred by them without gross negligence or willful misconduct on their part arising out of or in connection with the acceptance or administration of the Indenture and the Security Documents and their duties under the Indenture, the Security Documents and the Notes, including the documented costs and expenses of defending themselves against any claim or liability and of complying with any process served upon them in connection with the exercise or performance of any of their powers or duties under the Indenture, the Security Documents and the Notes.

(c)        To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee or an Agent, except money or property held in trust to pay principal of, and interest on particular Notes.

(d)        The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of the Indenture.

Section 7.07.  Replacement of Trustee (a) (i) The Trustee may resign at any time by written notice to the Company.

(ii)           The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii)          If the Trustee is no longer eligible under Section 7.09, any Holder who has been a bona fide Holder of a Note or Notes for at least 6 months may, on behalf of himself and others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv)          The Company may remove the Trustee by Company Order if: (A) the Trustee is no longer eligible under Section 7.09; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)        If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company.  Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)        Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture.  Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts.  The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

Section 7.08.  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.09.  Eligibility.  The Indenture must always have a Trustee that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least US$25,000,000 as set forth in its most recent published annual report of condition.

Section 7.10.  Money Held in Trust.  The Trustee will not be liable for interest on any money received by it except as it may agree with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8
DEFEASANCE AND DISCHARGE

Section 8.01.  Discharge of Company’s Obligations.  (a) Subject to clause (b), the Company’s obligations under the Notes, the Indenture and the Pledge Agreements, and each Guarantor’s obligations under its Note Guaranty, will terminate if:

(i)            all Notes previously authenticated and delivered (other than (A) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (B) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(ii)           (A) the Notes mature within 60 days, or all of them are to be called for redemption within 60 days under arrangements satisfactory to the Trustee for giving the notice of redemption,

(B)          the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

(C)          no Default has occurred and is continuing on the date of the deposit,

(D)          the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and

(E)           the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

(b)        After satisfying the conditions in paragraph (i) of clause (a), only the Company’s obligations under Section 7.07 will survive.  After satisfying the conditions in paragraph (ii) of clause (a), only the Company’s obligations in Article 2 and Sections 4.01, 4.02, 7.06, 7.07, 8.05 and 8.06 will survive.  In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture other than the surviving obligations.

Section 8.02.  Legal Defeasance.  After the 123rd day following the deposit referred to in clause (a), the obligations set forth in Sections 4.06 through 4.18, inclusive, Latam Limited’s obligations set forth in Section 5.01(a)(v)(C), Parent’s obligations set forth in Sections 5.01(a)(iii), 5.02(a)(iv)(C) and (D), the proviso in Section 5.03, and each Guarantor’s obligations under its Note Guaranty will terminate, and clauses (c), (d), (e), (f) and (h) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

(a)        The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(b)        No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

(c)        The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(d)        The Company has delivered to the Trustee

(i)            either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in subparagraph (x) of this clause (d)(i), and

(ii)           an Opinion of Counsel to the effect that after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

(e)        If the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.

(f)        The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 123-day period, none of the Company’s obligations under the Indenture will be discharged.  Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture except for the surviving obligations specified above.

Section 8.03.  Covenant Defeasance.  After the 123rd day following the deposit referred to in clause (a), Latam Limited’s obligations set forth in Section 5.01(a)(v)(C), Parent’s obligations set forth in Sections 4.06 through 4.18, inclusive, Sections 5.01(a)(iii), 5.02(a)(iv)(C) and (D), and each Guarantor’s obligations under its Note Guaranty, will terminate, and clauses (c), (d), (e), (f) and (h) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

(a)        The Company has complied with clauses (a), (b), (c), d(ii), (e) and (f) of Section 8.02; and

(b)        the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.

Section 8.04.  Application of Trust Money.  Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Sections 8.01, 8.02 or 0, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture.  Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05.  Repayment to Company.  Subject to Sections 7.06, 8.01, 8.02 and 0, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money.  The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company.  After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06.  Reinstatement.  If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 0 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made.  If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.  Amendments Without Consent of Holders.  (a) The Company and the Trustee upon the Trustee’s receipt of an Officers’ Certificate and an Opinion of Counsel confirming compliance with the requirements of the Indenture, may amend or supplement the Indenture, the Notes or the Pledge Agreements without notice to or the consent of any Noteholder:

(i)            to cure any ambiguity, defect or inconsistency in the Indenture or the Notes, in a manner that is not materially adverse to the interest of the Holders of Notes;

(ii)           to comply with Article 5, including to provide for the assumption by a successor of the obligations of the Company or any Guarantor;

(iii)          to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(iv)          to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(v)           to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

(vi)          to provide for or confirm the issuance of Additional Notes;

(vii)         to make any other change that does not materially and adversely affect the rights of any Holder;

(viii)        to conform any provision of the Indenture, the Notes or the Pledge Agreements to the “Description of notes” under the Offering Memorandum;

(ix)          to add additional assets as Collateral for the Notes; or

(x)           to release Collateral from the Liens pursuant to the provisions of the Indenture and the Pledge Agreements when permitted or required by the Notes, the Indenture or the Pledge Agreements.

Section 9.02.  Amendments With Consent of Holders.  (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or clause (b), the Company and the Trustee upon the Trustee’s receipt of an Officers’ Certificate and an Opinion of Counsel confirming compliance with the requirements of the Indenture, the Notes and the Pledge Agreements, may amend the Indenture, the Notes and the Pledge Agreements with the written consent of the Holders of a majority in principal amount (except for clauses (b)(xi) and (b)(xii), which require the written consent of Holders of 75% in principal amount) of the outstanding Notes, and the Holders of a majority in principal amount (except for clauses (b)(xi) and (b)(xii), which require the written consent of Holders of 75% in principal amount) of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company, Parent or a Restricted Subsidiary with any provision of the Indenture, the Notes or the Pledge Agreements.

(b)           Notwithstanding the provisions of clause (a), without the consent of each Holder affected, an amendment or waiver may not:

(i)         reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;

(ii)        reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(iii)       reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;

(iv)       after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(v)        make any Note payable in money other than that stated in the Note;

(vi)       impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(vii)      make any change in the percentage of the principal amount of the Notes required for amendments or waivers;

(viii)     modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes;

(ix)       make any change in any Note Guaranty that would adversely affect the Noteholders;

(x)        make any change in the provisions of the Indenture described under Section 4.22 that adversely affects the rights of any Holder or amend the terms of the Notes in a way that would result in a loss of exemption from any applicable taxes;

(xi)       make any change in the Pledge Agreements or in the provisions of the Indenture dealing with the Collateral with the effect of releasing the Liens securing the Obligations in respect of the Notes on a material portion of the Collateral; and

(xii)      amend or waive the covenant in Section 4.09.

It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(c)           An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.  After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will send supplemental indentures to Holders upon request.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03.  Effect of Consent.  (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)           If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms.  The Trustee may also place an appropriate notation on any Note thereafter authenticated.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04.  Trustee’s Rights and Obligations.  The Trustee is entitled to receive, and will be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture.  If the Trustee has received such Officers’ Certificate and such Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee.  The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.05.  Payments for Consents.  Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

Section 9.06.  Amendments.  After an amendment, supplement or waiver under this Article 9 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will mail supplemental indentures to Holders upon request.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

ARTICLE 10
GUARANTIES

Section 10.01.  The Guaranties.  Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture.  Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

Section 10.02.  Guaranty Unconditional.  The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a)        any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

(b)        any modification or amendment of or supplement to the Indenture or any Note;

(c)        any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

(d)        the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)        any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

(f)        any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03.  Discharge; Reinstatement.  Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full.  If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04.  Waiver by the Guarantors.  Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05.  Subrogation and Contribution.  Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06.  Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07.  Limitation on Amount of Guaranty.  Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor shall not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law, Bermuda law or any provision of any other applicable law, to the extent applicable to any Note Guaranty.  To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law or Bermuda law, or any provision of any other applicable law, as applicable.

Section 10.08.  Execution and Delivery of Guaranty.  The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note.  The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in the Indenture on behalf of each Guarantor. The Company and Parent may be required to cause certain other Subsidiaries to provide a Note Guaranty pursuant to the provisions of Section 4.11.

Section 10.09.  Release of Guaranty.  The Note Guaranty of a Guarantor will terminate upon:

(a)        a sale or other disposition (including by way of consolidation, amalgamation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by the Indenture;

(b)        if the Note Guaranty was required pursuant to the terms of the Indenture, including pursuant to Section 4.11 the cessation of the circumstances requiring the Note Guaranty;

(c)        the designation of the Guarantor as an Unrestricted Subsidiary in accordance with the Indenture; or

(d)        defeasance or discharge of the Notes, as provided in Article 8.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

ARTICLE 11
SECURITY ARRANGEMENTS

Section 11.01.  Collateral Agent.  (a) On the Issue Date, Deutsche Bank Trust Company Americas shall be appointed as Collateral Agent for the benefit of the Holders of the Notes.  The Trustee and Collateral Agent are hereby authorized to enter into the Pledge Agreements.

(b)           Subject to the terms of the Pledge Agreements, the Collateral Agent will hold (directly or through co-trustees or agents), and will be entitled to enforce on behalf of the Holders of Notes, all Liens on the Collateral.

(c)           All of the rights, protections, benefits, privileges, indemnities and immunities granted to the Trustee hereunder shall inure to the benefit of the Collateral Agent acting hereunder and under the Security Documents.

Section 11.02.  Security, Security Documents. (a)  To secure the Obligations of the Company with respect to the Notes and the performance of all other Obligations of the Company under or relating to the Indenture, the Company will on the Issue Date (i) grant, in favor of the Collateral Agent, a first-priority perfected security interest on the Equity Interests now or hereafter acquired of GeoPark Chile and GeoPark Colombia of the Company (collectively, the “Initial Share Collateral”), (ii) grant, in favor of the Collateral Agent, a first-priority perfected security interest in the Initial Intercompany Loans (the “Initial Intercompany Loan Collateral”), (iii) deliver a Promissory Note in the form of a pagaré con carta de instrucciones, in the name of the Company issued by GeoPark Llanos SAS relating to the Initial Intercompany Loans between the Company and GeoPark Llanos and endorse it in guaranty in the name of the holder and physically deliver it to the Collateral Agent (the “Initial Pagaré” and, together with the Initial Share Collateral and the Initial Intercompany Loan Collateral, the “Initial Collateral”). After the Issue Date, the Company, Parent and Restricted Subsidiaries will, from time to time, grant in favor of the Collateral Agent a first-priority perfected security interest in the Collateral (subject to Permitted Collateral Liens) as required pursuant to Section 4.12.

(b)        If any Collateral required to be pledged under the Indenture that is (i) not automatically subject to a first-priority perfected security interest under the Security Documents that exists as of any date, or (ii) is required to be pledged pursuant to Section 4.12, then the Company, shall notify the Collateral Agent in writing thereof and, in each case at the sole cost and expense of the Company and as soon as reasonably practicable, execute and deliver to the Collateral Agent additional Security Documents or supplements to existing Security Documents, and other documentation (in form and scope, and covering such Collateral on such terms, in each case consistent with the Security Documents in effect on the Issue Date and as further described in Section 4.12), and take such additional actions (including any of the actions described in Section 4.12) as are reasonably necessary to create and fully perfect (except to the extent perfection is not required thereunder) in favor of the Collateral Agent under the Security Documents a valid and enforceable first priority security interest in such Collateral, which shall be free of any other Liens except for Permitted Collateral Liens.  Any security interest provided pursuant to this clause )b) shall be accompanied by such Opinions of Counsel as to the validity and perfection of the Liens on such property to the Company as customarily given by counsel in the relevant jurisdiction, in form and substance customary for such jurisdiction.  In addition, the Company shall deliver an Officers’ Certificate to the Collateral Agent certifying that the necessary measures have been taken to perfect the security interest in such property.

(c)        The Company and any Guarantor shall comply, and shall cause each Restricted Subsidiary, to the extent it is a party thereto, to comply, with all covenants and agreements contained in the Security Documents.

(d)        Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Indenture and the Security Documents.

(e)        As among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of differences in time of issuance, sale or otherwise, as security for the Obligations under the Indenture or any Notes.

(f)        The Company and any Guarantor shall comply, and shall cause each Restricted Subsidiary to waive any release, impairment of, non-perfection or invalidity of any direct or indirect security, or the release of any such security, for any obligation of the Company under the Indenture or any Notes.

Section 11.03.  Authorization of Actions to be Taken.  (a)  The Collateral Agent and the Trustee are (i) authorized and empowered to execute and deliver, and accept delivery of, as the case may be of the Initial Share Pledge Agreement, the Initial Loan Pledge Agreement and the Initial Pagaré effective on the Issue Date, and such other Security Documents or amendments thereto, to the extent a party thereto, from time to time after the Issue Date, and any instruments and other documents related thereto and (ii) to receive on behalf of the Holders of the Notes any funds collected or distributed under the Security Documents or to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of the Indenture.

(b)        Subject to the applicable Security Document and Article 7 of the Indenture, unless inconsistent with applicable law, the Collateral Agent is authorized and empowered to institute and maintain such suits and proceedings as are necessary to protect or enforce the Liens on the Collateral or the other rights under the Security Documents to which the Collateral Agent is a party or to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of such Security Documents or the Indenture, and such suits and proceedings as are necessary to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens or other rights under such Security Documents or hereunder or be prejudicial to the interests of Holders or the Collateral Agent.

(c)        For the avoidance of doubt and for the purposes of Article 18 of Law No. 20,190 of the Republic of Chile, Deutsche Bank Trust Company Americas is hereby authorized, in its capacity as Collateral Agent of the Holders, to perform the following acts on behalf of the Holders: (i) to appear as Collateral Agent in Chile in one or more public deeds, accepting the Pledge Agreements. The Collateral Agent will be empowered to agree in said documents to all the necessary and appropriate clauses, terms and conditions; (ii) to grant, execute, deliver and perform any other act, contract, agreement, document or instrument in connection with the above, or the documents executed thereunder, which may be necessary to authorize or grant such Pledge Agreements and to fulfill the acts mentioned in sub clause (i) above, whether such agreements are granted by public deed or private instrument, and said documents or agreements may be in such form and contain such provisions as the Collateral Agent shall approve or agree; (iii) to do and perform any and all other acts which may be necessary or desirable to complete and execute the Pledge Agreements and perfect, maintain and preserve the Pledge Agreements and the security interest created thereby; and (iv) delegate the above powers to one or more sub-agents. The Company expressly accepts the appointment of the Collateral Agent as such for the Holders. The provisions of this clause 11.03(c) shall be construed in accordance with and governed by the laws of the Republic of Chile. For purposes of number 4 of Article 18 of Law N°20,190 of the Republic of Chile, a legalized copy of the Indenture shall be recorded with a Chilean Notary Public.

Section 11.04.  Determinations relating to, and maintenance of, Collateral.  (a)  Except for any consent, approval or action by the Collateral Agent in the ordinary course of the performance of the Collateral Agent’s duties under the Indenture or the Security Documents, in the event that: (i) the Collateral Agent shall receive any written request from the Company, a Restricted

Subsidiary or the Trustee under any Security Document for consent or approval with respect to any matter or thing relating to the Collateral or the Company’s or such Restricted Subsidiary’s obligations with respect thereto, (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Document any material performance or the delivery of any material instrument or (iii) the Collateral Agent, the Trustee or any Holder shall become aware of, or have a reasonable basis to suspect, any nonperformance by the Company or a Restricted Subsidiary of any covenant or any breach of any representation or warranty of the Company or such Restricted Subsidiary set forth in any Security Document, then, in each such event, the Collateral Agent shall be entitled to hire experts, consultants, agents and attorneys to advise the Collateral Agent on the manner in which the Collateral Agent should respond to such request or render any requested performance or respond to such nonperformance or breach.  The Collateral Agent shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in principal amount of the outstanding Notes.

(b)        The Company shall, at its sole expense, do all acts which may be reasonably necessary to confirm that the Collateral Agent holds, for the benefit of the Holders of the Notes, duly created, enforceable and perfected first-priority Liens on the Collateral, subject to Permitted Collateral Liens.

(c)        As may be necessary, or as may be reasonably requested by the Collateral Agent, the Company shall, at its sole expense, execute, acknowledge and deliver such documents and instruments (including the filing of financing statements or amendments or continuations thereto) and take such other actions which may be necessary to assure, perfect, transfer and confirm the rights conveyed by the Pledge Agreements, to the extent permitted by applicable law.

(d)        The Company, each Guarantor and each Restricted Subsidiary will not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Debt of any Person, other than as permitted by the Indenture, the Notes and the Pledge Agreements.

(e)        If and so long as the Collateral includes (i) any Equity Interest in a legal entity organized under the laws of a jurisdiction outside the United States or (ii) any property of a foreign legal entity, Parent and the Company shall cause the relevant grantor to take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Lien on such Collateral ranks prior to all Liens of others therein (other than Permitted Collateral Liens), including, to the extent so required, entering into security documentation governed by local law in respect of pledges of uncertificated Equity Interests.

(f)            The Collateral Agent shall not be responsible for, or makes any representation as to, the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes.

(g)           For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any Security Document) and such responsibility shall be solely that of the Company.

(h)           Notwithstanding anything else to the contrary herein, whenever reference is made in the Indenture to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction, reasonable satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under the Indenture if it shall not have received such written instruction, advice or concurrence of the Trustee (who may in turn seek such advice or concurrence from the holders of a majority in principal amount of the Notes), as it deems appropriate.  This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

Section 11.05.  Release of Liens.  (a)  The Liens on the Collateral securing the Notes shall automatically and without the need for any further action by any Person be released:

(i)         with respect to any Share Collateral, upon the sale or other disposition (including by way of consolidation, amalgamation or merger) of the issuer of the shares constituting such Share Collateral (other than to the Company or a Guarantor) otherwise permitted by the Indenture; and if such issuer is a Loan Recipient under any Intercompany Loan, upon such sale or other disposition, the Liens on the Intercompany Loan shall be fully released;

(ii)        in whole, upon payment in full of the principal of, accrued and unpaid interest, if any, and premium, if any, and all other Obligations with respect to the Notes;

(iii)          defeasance (including pursuant to 0 of the Indenture) or satisfaction and discharge (in accordance with the provisions of Article 8);

(iv)          in accordance with the provisions of Section 4.17; and

(v)           in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions of Section 9.02; and

Each of the releases described in paragraphs (i), (ii), (iii), (iv) and (vi) above may be effected by the Collateral Agent upon receipt of the documents contemplated by clause 11.05(b) below, to the extent required, without the consent of the Holders or any action on the part of the Trustee.

Any release of Collateral permitted by this Section will be deemed not to impair the Liens under the Indenture and the Security Documents in contravention thereof.

(b)        Upon delivery to the Collateral Agent of an Officers’ Certificate requesting execution of an instrument confirming the release of the Liens pursuant to clause (a), as applicable, accompanied by:

(i)         an Opinion of Counsel confirming such release is permitted by clause (a), as applicable;

(ii)        all instruments requested by the Company to effectuate or confirm such release; and

(iii)       such other certificates and documents as the Collateral Agent may reasonably request to confirm the matters set forth in clauses 11.05(a) or (c), as applicable,

the Collateral Agent is hereby authorized to, and shall, if such instruments and confirmation are reasonably satisfactory to the Collateral Agent, promptly execute and deliver such instruments.

(c)        All instruments effectuating or confirming any release of any Liens will have the effect solely of releasing such Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

(d)        The Company will bear and pay all costs and expenses associated with any release of Liens pursuant to this Section, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.

(e)        Any release of Collateral in accordance with the provisions of the Indenture and the Security Documents will not be deemed to impair the security under the Indenture, and any officer, engineer or appraiser may rely on this clause (e) in delivering a certificate requesting release so long as all other provisions of the Indenture have been complied with.

Section 11.06.  Permitted Ordinary Course Activities with Respect to Collateral.  Subject to the terms of the Security Documents, and so long as no Default or Event of Default under the Indenture shall have occurred and be continuing or would result therefrom (and so long as the activities below otherwise do not violate the provisions set forth in Article 4 or Article 11), Parent, the Company or a Subsidiary Guarantor, as the case may be may, without any release or consent by the Trustee or the Collateral Agent, conduct:

(a)        ordinary course activities with respect to the Share Collateral, including exercising, directly or indirectly, any economic, voting and other consensual rights pertaining to all Equity Interests of GeoPark Chile and GeoPark Colombia pledged pursuant to the Initial Share Pledge Agreement, and pertaining to any Additional Share Collateral; and

(b)        ordinary course activities with respect to all other Collateral (not otherwise constituting Share Collateral), including collecting, investing and disposing of any income arising from such Collateral (not otherwise constituting Share Collateral).

Section 11.07.  Occurrences of Events of Default. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law and subject to the provisions of the Pledge Agreements:

(a)        all of the rights of Parent, the Company or a Restricted Subsidiary to exercise voting or other consensual rights with respect to the Collateral shall cease, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by applicable law, shall have the sole right to exercise such voting and other consensual rights;

(b)        all rights of Parent, the Company or a Restricted Subsidiary to receive all interest, dividends, distributions and other payments made upon or with respect to the Collateral will cease and such interest and other payments will be paid to the Collateral Agent for the benefit of the Trustee and the Holders of the Notes; and

(c)        the Collateral Agent may sell the Collateral or any part thereof in accordance with the terms of applicable law, applicable governmental requirements and the Pledge Agreements, and subject to certain rights of other shareholders (including LGI under the LGI-Chile Shareholders’ Agreement and the LGI-Colombia Shareholders’ Agreement).

(d)        the Collateral Agent may demand, cause the acceleration, sue for, collect, receive and give acquittance for any and all monies due or to become due under the Intercompany Loans, and complete the blanks in any Promissory Note (subject to the terms of such Promissory Note’s instructions, to the extent applicable), and take any other enforcement actions in respect of the Intercompany Loans.

Section 11.08.  Foreclosure. Upon the occurrence and during the continuance of an Event of Default, the holders of a majority in principal amount of the Notes may direct the Trustee to direct the Collateral Agent to foreclose upon and sell the applicable Collateral and to distribute the net proceeds of such sale to the Trustee and the Holders of the Notes, and to accelerate and collect payments in respect of the Intercompany Loans, subject to applicable laws and applicable governmental requirements.  Enforcement of the security interests in the Collateral will be made in accordance with applicable law and, to the extent permitted by applicable law, as determined by the Collateral Agent, in accordance with the provisions of the Indenture, the Security Documents and applicable governmental requirements. If applicable, the Collateral Agent will distribute all cash proceeds of the Collateral (after payment of the costs of enforcement and administration) received by it under the Security Documents for the ratable benefit of the Holders of the Notes and holders of other Obligations secured by Permitted Collateral Liens. Accordingly, any proceeds received upon a realization of the Collateral securing the Notes and such other Obligations will be applied as follows:

(i)            first, to the payment of all costs and expenses incurred by the Trustee and the Collateral Agent in connection with the collection of proceeds or sale of any Collateral or otherwise in connection with the Indenture and the Security Documents, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Trustee and the Collateral Agent on behalf of the Company and any other costs or expenses incurred in connection with the exercise of any right or remedy of the Holders of the Notes and such other Obligations;

(ii)           second, to pay the Notes, any accrued and unpaid interest thereon and such other Obligations on a pro rata basis based on the respective amounts of the Notes and such other Obligations then outstanding; and

(iii)          third, to the extent of the balance of such proceeds after application in accordance with the foregoing, to the Company, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Section 11.09.  Replacement of Collateral Agent.  (a) (i) The Collateral Agent may resign at any time by written notice to the Company.

(ii)        The Holders of a majority in principal amount of the outstanding Notes may remove the Collateral Agent without cause by written notice to the Trustee; provided that they concurrently appoint a successor Collateral Agent.

(iii)       The Company may remove the Collateral Agent by Company Order if: (A) the Collateral Agent is adjudged bankrupt or insolvent; (B) a receiver or other public officer takes charge of the Collateral Agent or its property; or (C) the Collateral Agent becomes incapable of acting.

A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent will become effective only upon the successor Collateral Agent’s acceptance of appointment as provided in this Section.

(b)        If the Collateral Agent has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company.  Otherwise, if the Collateral Agent resigns or is removed, or if a vacancy exists in the office of the Collateral Agent for any reason, the Company will promptly appoint a successor Trustee.  If the successor Collateral Agent does not deliver its written acceptance within 30 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(c)        Upon delivery by the successor Collateral Agent of a written acceptance of its appointment to the retiring Collateral Agent and to the Company, (i) the retiring Collateral Agent will transfer all property held by it as Collateral Agent to the successor Collateral Agent, (ii) the resignation or removal of the retiring Collateral Agent will become effective, and (iii) the successor Collateral Agent will have all the rights, powers and duties of the Collateral Agent under the Indenture.  Upon request of any successor Collateral Agent, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Collateral Agent all such rights, powers and trusts, and all agreements, instruments or other documents, including any amendments, modifications or supplements to the existing Security Documents.

(d)        The retiring Collateral Agent will promptly deliver any share certificates, Promissory Notes, endorsements or other instruments of transfer and any other document or records relating to the Collateral to the successor Collateral Agent.

(e)        The Company will give notice of any resignation and any removal of the Collateral Agent and each appointment of a successor Collateral Agent to all Holders, and include in the notice the name of the successor Collateral Agent and the address of its Corporate Trust Office.

ARTICLE 12
MISCELLANEOUS

Section 12.01.  Noteholder Actions.  (a) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by the Indenture to be given or taken by a Holder (as used in this Section, an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee.  The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii)           The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(b)        Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note.  Subject to clause (c), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c)        The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act will be valid or effective for more than 90 days after the record date.

Section 12.02.  Notices.  (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) when mailed by first class mail, (iii) when sent by facsimile transmission, with transmission confirmed or (iv) when published or, if published on different dates, on the date of the first such publication.  Notices or communications to a Guarantor will be deemed given if given to the Company.  Any notice to the Trustee shall be in writing in English and will be effective only upon receipt.  In each case the notice or communication should be addressed as follows:

if to the Company:

GeoPark Latin America Limited Agencia en Chile

Nuestra Señora de los Ángeles 179

Santiago, Chile

Tel: (+56) 2-2242-9600

Attention: Pedro Aylwin Chiorrini

if to the Trustee:

Deutsche Bank Trust Company Americas

Trust and Securities Services

60 Wall Street, 27th Floor

MS: NYC60-2710

New York, NY 10005

Fax : 732-578-4635

Attention: Corporates Team — GeoPark Latin America

copy to:

Deutsche Bank National Trust Company

Trust & Securities Services

100 Plaza One

6th Floor - MS JCY03-0699

Jersey City, NJ 07311-3901

Fax:  732-578-4635

Attention:  Corporates Team — GeoPark Latin America

if to the European Paying Agent, Registrar and Transfer Agent:

Deutsche Bank Luxembourg S.A.

2, Boulevard Konrad Adenauer

L-1115 Luxembourg

Luxembourg

Attention: Trust and Securities Services — CTAS

Tel. (+352) 421 22 645

Fax. (+352) 47 31 36

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)        Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication, at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC.  Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time.  Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)        For so long as any Notes are listed on the Global Exchange Market of the Irish Stock Exchange and in accordance with the rules and regulations of the Irish Stock Exchange, the Company will publish all notices to Holders in a newspaper with general circulation in Ireland, which is expected to be the Irish Times, or alternatively the Company may also publish a notice on the website of the Irish Stock Exchange (www.ise.ie).

(d)        Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 12.03.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

(a)        an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(b)        an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 12.04.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(a)        a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b)        a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c)        a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)        a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 12.05.  Payment Date Other Than A Business Day.  If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 12.06.  Governing Law, Etc.  (a) The Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.  Each Initial Share Pledge Agreement will be governed and construed in accordance with, the laws of the Republic of Chile.  Each Initial Loan Pledge Agreement, and each Acknowledgment of Debt entered into on the Issue Date, will be governed and construed in accordance with, the laws of the Republic of Chile.  The Initial Pagaré will be governed and construed in accordance with, the laws of the Republic of Colombia.

(b)        Each of the parties hereto:

(i)         agrees that any suit, action or proceeding against it arising out of or relating to the Indenture or the Notes, as the case may be, may be instituted in any U.S. federal or New York state court sitting in the Borough of Manhattan, New York City, New York,

(ii)        irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding,

(iii)       waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to the jurisdiction of any other courts to which it may be entitled on account of place of residence or domicile, and

(iv)       agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment.

(c)        The Company and each Guarantor have appointed CT Corporation, with offices currently at 111 Eighth Avenue, 13th floor, New York, NY 10011, as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any New York state or U.S. federal court in New York City, New York.  The Company and each Guarantor represent and warrant that the Authorized Agent has accepted such appointments and has agreed to act as said agent for service of process, and the Company and each Guarantor agree to take any and all actions, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain outstanding.  The Company and each Guarantor agree that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Company and each Guarantor of a successor agent in New York City, New York as their authorized agent for such purpose and the acceptance of such appointment by such successor.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and each Guarantor.

(d)        To the extent that the Company or a Guarantor or any of their respective properties, assets or revenues may have or hereafter become entitled to, or have attributed to the Company or any Guarantor, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim from the jurisdiction of any Chilean, Bermuda, New York State, U.S. federal court or other applicable jurisdiction, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or such Guarantor, or any other matter under or arising out of or in connection with, the Notes or the Indenture, the Company and each Guarantor irrevocably and unconditionally waive or shall waive such right, and agree not to plead or claim any such immunity and consent to such relief and enforcement.

Section 12.07.  Currency Conversion.  (a) U.S. Dollars is the sole currency of account and payment for all sums payable by the Company and each Guarantor, under or in connection with the Notes or the Indenture.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Holder of a Note from U.S. Dollars into another currency, the Company and each Guarantor agree, and each Holder agrees, to the fullest extent that the Company, each Guarantor and they may effectively do so, that the rate of exchange used will be that at which in accordance with normal banking procedures such Holder could purchase U.S. Dollars with such other currency in New York City, New York on the day two Business Days preceding the day on which final judgment is given.

(b)        The Company’s and the Guarantor’s obligations in respect of any sum payable by them to a Holder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the Holder of a Note of any sum adjudged to be so due in the Judgment Currency, the Holder of such Note may in accordance with normal banking procedures purchase U.S. Dollars with the Judgment Currency; if the amount of the U.S. Dollars so purchased is less than the sum originally due to the Holder in the Judgment Currency (determined in the manner set forth in the preceding clause (a)), the Company and each Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder of such Note against such loss, and if the amount of the U.S. Dollars so purchased exceeds the sum originally due to such Holder, such Holder agrees to remit to the Company or such Guarantor such excess, provided that such Holder will have no obligation to remit any such excess as long as the Company and such Guarantor have failed to pay such Holder any obligations due and payable under such Note, in which case such excess may be applied to the Company’s or such Guarantor’s obligations under such Note in accordance with the terms thereof.

(c)        The indemnities of the Company and each Guarantor contained in this Section, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Company and each Guarantor under the Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Company and each Guarantor; (iii) shall apply irrespective of any indulgence granted by any Holder of the Notes from time to time; (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes; and (v) shall survive the termination of the Indenture

Section 12.08.  No Adverse Interpretation of Other Agreements.  The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company, Latam Limited, Parent or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 12.09.  Successors.  All agreements of the Company, Latam Limited or any Guarantor in the Indenture and the Notes will bind its successors.  All agreements of the Trustee in the Indenture will bind its successor.

Section 12.10.  Duplicate Originals.  The parties may sign any number of copies of the Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.11.  Separability.  In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12.  Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 12.13.  No Liability of Directors, Officers, Employees, Incorporators, Members And Stockholders.  No director, officer, employee, incorporator, member or stockholder of the Company, Latam Limited or any Guarantor, as such, will have any liability for any obligations of the Company, Latam Limited or such Guarantor under the Notes, any Note Guaranty, the Indenture, the Pledge Agreements, the Promissory Notes or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.14.  Patriot Act.  The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account.  The parties to this Agreement agree that they will provide to the Trustee and Agents such information as it may request, from time to time, in order for the Trustee and Agents to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 12.15.  Force Majeure.  The Trustee and Agents shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee and Agents (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

GEOPARK LATIN AMERICA LIMITED AGENCIA EN CHILE, as Issuer

By:	/s/ Pedro Aylwin
	Name:	Pedro Aylwin
	Title:	Legal Representative

GEOPARK HOLDINGS LIMITED, as Guarantor

By:	/s/ Pedro Aylwin
	Name:	Pedro Aylwin
	Title:	Legal Representative

GEOPARK LATIN AMERICA LIMITED, as Intervening and Consenting Party

By:	/s/ Pedro Aylwin
	Name:	Pedro Aylwin
	Title:	Legal Representative

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar, Paying Agent, Transfer Agent and Collateral Agent

By:	Deutsche Bank National Trust Company

By:	/s/ Jacqueline Bartnick
	Name:	Jacqueline Bartnick
	Title:	Director

By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

DEUTSCHE BANK LUXEMBOURG S.A., as European Paying Agent, Registrar and Transfer Agent

By:	/s/ Jacqueline Bartnick
	Name:	Jacqueline Bartnick
	Title:	Attorney-in-fact

By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Attorney-in-fact

EXHIBIT A

[FACE OF NOTE]

GeoPark Latin America Limited Agencia en Chile

7.50% Senior Secured Note due 2020

[CUSIP]  [CINS]

No.	US$

GeoPark Latin America Limited Agencia en Chile, an established branch, under the laws of Chile, of GeoPark Latin America Limited, an exempted company incorporated under the laws of Bermuda (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., the nominee for The Depository Trust Company, or its registered assigns, the principal sum of [           ] DOLLARS (US$[          ]) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on February 11, 2020.

Interest Rate:  7.50% per annum.

Interest Payment Dates:  February 11 and August 11, commencing August 11, 2020.

Regular Record Dates:  January 28 and July 28.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS HEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

GEOPARK LATIN AMERICA LIMITED AGENCIA EN CHILE

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the 7.50% Senior Secured Notes due 2020, described in the Indenture referred to in this Note.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

GeoPark Latin America Limited Agencia en Chile

7.50% Senior Secured Note Due 2020

1.             Principal and Interest.

The Company promises to pay the principal of this Note on February 11, 2020.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 7.50% per annum.

Interest will be payable semiannually (to the Holders of record of the Notes at the close of business on the January 28 or July 28 immediately preceding the interest payment date) on each interest payment date, commencing August 11, 2013.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date.  Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 7.50%.  Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Trustee for the payment of such interest, whether or not such day is a Business Day.  At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.             Indentures; Note Guaranty, Security

This is one of the Notes issued under an Indenture dated as of February 11, 2013 (as amended from time to time, the “Indenture”), among GeoPark Latin America Limited Agencia en Chile (the “Company”), an established branch, under the laws of Chile, of GeoPark Latin America Limited (“Latam Limited”), an exempted company incorporated under the laws of Bermuda and wholly owned by GeoPark Holdings Limited, Latam Limited, as intervening and consenting party, the Guarantor party thereto, Deutsche Bank Trust Company Americas, as Trustee, Registrar, Paying Agent, Transfer Agent an Collateral Agent, and Deutsche Bank Luxembourg S.A., as European Paying Agent, Registrar and Transfer Agent.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are senior obligations of the Company, secured on the Issue Date by a first lien on the Initial Collateral.  The Indenture limits the original aggregate principal amount of the Notes to US$300,000,000 million, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes will vote together as one class on all matters with respect to the Notes.  Holders of Additional Notes issued in the future will share equally and ratably with all other outstanding Notes on the Collateral.  This Note is guaranteed, as set forth in the Indenture.

3.             Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture.  There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.             Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form, without interest coupons, in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.             Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on all the Notes to be due and payable.  If a bankruptcy or insolvency default with respect to the Company, Parent or any Restricted Subsidiary occurs, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity and/or security satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.             Amendment and Waiver.

Subject to certain exceptions, the Indenture, the Notes and the Pledge Agreements may be amended, or default may be waived, with the written consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture, the Notes or the Pledge Agreements to, among other things, cure any ambiguity, defect or inconsistency in a manner that is not materially adverse to the interests of the Holders.

7.             Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.             Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.             Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing an attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to                             , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐            (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit G to the Indenture is being furnished herewith.

☐            (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

or

☐            (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(5)

By
To be executed by an executive officer

(5)Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount (in original principal amount) below:

US$                                          .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)

x

(1)Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES(1)

The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

(1)For Global Notes.

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of           ,

among

GEOPARK LATIN AMERICA LIMITED AGENCIA EN CHILE
as Issuer

GEOPARK LATIN AMERICA LIMITED

as Intervening and Consenting Party

GEOPARK HOLDINGS LIMITED and [ ]

the Guarantors party hereto

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee, Registrar, Paying Agent, Transfer Agent and Collateral Agent

and

DEUTSCHE BANK LUXEMBOURG S.A.

as European Paying Agent, Registrar and Transfer Agent

7.50% Senior Secured Notes due 2020

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,         , among GeoPark Latin America Limited Agencia en Chile (the “Company”), an established branch, under the laws of Chile, of GeoPark Latin America Limited (“Latam Limited”), an exempted company incorporated under the laws of Bermuda and wholly owned by GeoPark Holdings Limited, Latam Limited, as intervening and consenting party, each existing Guarantor party hereto and [ ] as additional Guarantor[s] ([each an][the] “Undersigned”), Deutsche Bank Trust Company Americas, as Trustee, Registrar, Paying Agent, Transfer Agent and Collateral Agent (the “Trustee”), and Deutsche Bank Luxembourg S.A., as European Paying Agent, Registrar and Transfer Agent.

RECITALS

WHEREAS, the Company, Latam Limited, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of February 11, 2013 (the “Indenture”), relating to the Company’s 7.50% Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Wholly-Owned Restricted Subsidiaries to provide Guaranties.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GEOPARK LATIN AMERICA LIMITED AGENCIA EN CHILE, as Issuer

By:
Name:
Title:

GEOPARK HOLDINGS LIMITED, as Guarantor

By:
Name:
Title:

GEOPARK LATIN AMERICA LIMITED, as Intervening and Consenting Party

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar, Paying Agent, Transfer Agent and Collateral Agent

By:
Name:
Title:

By:
Name:

[ ], as Additional Guarantor

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AND AT THE SOLE DISCRETION OF THE ISSUER AFTER THE RESALE RESTRICTION TERMINATION DATE.

C-1

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.

C-2

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

REGULATION S LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AND AT THE SOLE DISCRETION OF THE ISSUER AFTER THE RESALE RESTRICTION TERMINATION DATE.  BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS

E-1

ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.

E-2

EXHIBIT F

Regulation S Certificate

                       ,

Deutsche Bank Trust Company Americas

Trust and Securities Services

60 Wall Street, 27th Floor

MS: NYC60-2710

New York, NY 10005

Fax : 732-578-4635

Attention: Corporates Team —GeoPark Latin America

copy to:

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200,

Jacksonville, FL 32256 USA

Attention: Transfer

Re:	GEOPARK LATIN AMERICA LIMITED AGENCIA EN CHILE 7.50% Senior Secured Notes due 2020 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of February 11, 2013, relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐  A.                  This Certificate relates to our proposed transfer of US$         principal amount of Notes issued under the Indenture.  We hereby certify as follows:

1.              The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.              Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.              Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.              The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.              If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐  B.  This Certificate relates to our proposed exchange of US$         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.  We hereby certify as follows:

1.              At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.              Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.              The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT G

Rule 144A Certificate

                 ,

Deutsche Bank Trust Company Americas

Trust and Securities Services

60 Wall Street, 27th Floor

MS: NYC60-2710

New York, NY 10005

Fax : 732-578-4635

Attention: Corporates Team —GeoPark Latin America

copy to:

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200,

Jacksonville, FL 32256 USA

Attention: Transfer

Re:	GEOPARK LATIN AMERICA LIMITED AGENCIA EN CHILE 7.50% Senior Secured Notes due 2020 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of February 11, 2013, relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.                  Our proposed purchase of US$         principal amount of Notes issued under the Indenture.

☐  B.                  Our proposed exchange of US$         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that

G-1

are not affiliated with us (or such accounts, if applicable), as of                   , 20    , which is a date on or since close of our most recent fiscal year.   We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number: